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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            INTEK INFORMATION, INC.


Intek Information, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST:    The name of the corporation is Intek Information, Inc. (the
"Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 4, 1996, an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 14, 1997, an Amendment thereto was filed on December 18, 1997, an Amended and Restated Certificate of Incorporation was filed on December 22, 1997, an Amended and Restated Certificate of Incorporation was filed on May 7, 1998, an Amendment thereto was filed on June 23, 1998, an Amended and Restated Certificate of Incorporation was filed on April 16, 1999 and an Amended and Restated Certificate of Incorporation was filed on November 3, 1999.

          SECOND:   This Amended and Restated Certificate of Incorporation has
been duly adopted by written consent pursuant to Sections 228 and 245 of the General Corporation Law of the State of Delaware. The Corporation certifies that amendments effected by this Amended and Restated Certificate of Incorporation have been adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          THIRD:    The text of the Corporation's Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

            The name of the Corporation is Intek Information, Inc.

                                  ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is located at 15 E. North Street, City of Dover, County of Kent, Delaware 19901 and the name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").
                                   ---

                                       1
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                                  ARTICLE IV

     1.   Authorized Capital. The total number of shares of all classes of
          ------------------
capital stock which the Corporation has authority to issue is two hundred forty-nine million (249,000,000) shares, consisting of (i) one hundred seventy million (170,000,000) shares of Common Stock, par value $.0001 per share (the "Common
                                                                       ------
Stock") and (ii) seventy-nine million (79,000,000) shares of Preferred Stock,
-----
par value $.001 per share (the "Preferred Stock"). Preferred Stock that is not
                                ---------------
designated hereunder as Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be "blank check" Preferred Stock and, as such, subject to the provisions of this Certificate and the GCL may be designated by the Corporation's Board of Directors to have such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Corporation's Board of Directors shall deem appropriate.

     2.   Terms of the Common Stock. Subject to the powers, preferences and
          -------------------------
rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and, except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this Corporation and each share of Common Stock shall be entitled to one vote.
Except as otherwise provided herein or as required by law, the Preferred Stock and the Common Stock shall vote together on an as-converted basis as one class.

     3.   Terms of the Preferred Stock.
          ----------------------------

          3.1  Series A Preferred.
               ------------------

               3.1.1.   Designation; Rank. Twenty-Six Thousand (26,000) shares
                        -----------------
of Preferred Stock shall be designated Series A Preferred Stock ("Series A
                                                                  --------
Preferred"), with the rights and preferences set forth below. As contemplated
---------
by Sections 3.2.1, 3.3.1, 3.4.1, 3.5.1, and 3.6.1, the Series A Preferred shall be Series B Parity Securities, Series C Parity Securities, Series D Parity Securities, Series E Parity Securities and Series F Parity Securities, and as such, shall be on a parity with the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred with respect to dividend rights and rights upon liquidation, winding-up and dissolution.

               3.1.2.   Voting Rights. The holder of each share of Series A
                        -------------
Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred could be converted and, except as otherwise required by law or provided herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as provided herein, or as provided by law, the Series A Preferred shall vote together with the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred and the Common Stock on all matters.

               3.1.3.   Dividends.
                        ---------

               (a)      General Obligation.  When, as and if, declared by the
                        ------------------
Corporation's Board of Directors or as otherwise provided in this Section 3.1.2, as follows, and

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to the extent permitted under the General Corporation Law of Delaware, the
Corporation shall pay preferential dividends to the holders of Series A Preferred as provided in this Section 3.1.3(a). Dividends on each share of Series A Preferred shall accrue on a daily basis as provided in Section 3.1.3(b) below, commencing on the applicable date provided in Section 3.1.3(b) below, and continuing until the first to occur of (i) the date on which the applicable Liquidation Value of such Series A Preferred (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation, (ii) the date on which such Series A Preferred is converted into shares of Common Stock hereunder or (iii) the date on which such Series A Preferred is otherwise acquired by the Corporation. Such dividends shall accrue as provided in this Section 3.1.3(a) whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

          (b)   Dividend Rate.  When and as declared by the Corporation's Board
                -------------
of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series A Preferred as follows:

          (i) for all periods prior to and including October 15, 1999, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series A Preferred of additional shares of Series A Preferred equal to one hundred forty-five thousandths (.145) of a share of Series A Preferred for each one share of Series A Preferred actually issued and outstanding on October 15, 1999 which dividend shall be cumulative (whether or not earned or declared);

          (ii) for all periods after October 15, 1999 through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series A Preferred of additional shares of Series A Preferred with the number of shares per share of Series A Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on 1.145 shares of Series A Preferred from October 16, 1999 to the record date for such dividend if a cash dividend had accrued during that period at a rate of six percent (6%) [compounded annually with the first compounding occurring on October 16, 2000] of the Series A Original Purchase Price divided by (ii) the Series A Original Purchase Price as of the record date for such dividend, which dividend shall be cumulative (whether or not earned or declared); and

          (iii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series A Preferred at an annual rate per share of Series A Preferred of (a) 8% compounded annually of (b) (X) one plus the number of shares of Series A Preferred which would be issuable on August 1, 2001 pursuant to clauses (i) and (ii) in respect of a share of Series A Preferred multiplied by (Y) the Series A Original Purchase Price, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in this clause
(iii) shall be payable in cash out of funds legally available therefor; provided, however, that at the election (a "Series A PIK Election") of the
--------  -------                           ---------------------
holders as of the record date for

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such dividend of a majority of the outstanding shares of Series A Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series A Preferred, of additional shares of Series A Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series A Preferred, divided by (ii) the Series A Original Purchase Price as of the record date for such dividend. If the Series A PIK Election is not for the entire amount of the dividend, each holder of Series A Preferred shall receive the same proportion of cash and additional shares of Series A Preferred for each share of Series A Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series A PIK Election" the shares of Series A Preferred received or receivable pursuant to clauses (i),
(ii) or (iii) are deemed received or receivable pursuant to a "Series A PIK Election."

          All additional shares of Series A Preferred issued upon a Series A PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series A PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series A Preferred being the Series A Original Purchase Price as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series A PIK Election is made with respect to such dividend (or portion thereof). The Series A Original Purchase Price is subject to adjustment for any Stock Adjustments as defined below. The Series A Original Purchase Price is Seventy-Four Dollars ($74.00) per share of Series A Preferred.

          (c)  Dividend Payment and Dividend Reference Dates.  Accrued dividends
               ---------------------------------------------
on each share of Series A Preferred from the date of issuance shall be due and payable on the first Dividend Reference Date (as defined in this Section 3.1.3(c)). To the extent not paid on March 31, June 30, September 30 and December 31 of each year (the "Dividend Reference Dates"), all dividends which
                               ------------------------
have accrued as provided in this Section 3 on each share of Series A Preferred outstanding on each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share until paid in full to the holder thereof. All accrued but unpaid dividends on the Series A Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in Section 3.1.4. All accrued but unpaid dividends in respect of a particular share of Series A Preferred shall be paid upon conversion of that share pursuant to Section 3.1.5.(a) or 3.1.6(a). All accrued but unpaid dividends in respect of a particular share of Series A Preferred shall be paid upon a redemption pursuant to Section 3.1.6(c) as a component of the Series A Redemption Price as provided herein.

          (d)  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any of the Series A Preferred, such payment shall be distributed pro rata among the holders of such Series A Preferred based upon the number of shares held by each such holder.

                                       4
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          (e)     Dividends on Common.  No dividend or distribution whatsoever
                  -------------------
may be declared or paid on any shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series A Preferred with respect to dividends and distributions, unless (i) all dividends on the outstanding shares of Series A Preferred accrued to the times of declaration and payment shall have been paid and (ii) at the same time the same dividend or distribution per share on an as converted to common basis is declared and paid on all outstanding shares of Series A Preferred and any shares of Series A Preferred issuable upon payment of any accrued but unpaid Series A PIK Election. Each share of Series A Preferred shall be deemed converted into Common Stock as provided in Section 3.1.5 below for purposes of determining the dividend or distribution payable on shares of Series A Preferred under clause (ii) of the preceding sentence of this Section 3.1.3(e). Solely for purposes of this Section 3.1.3(e), the term "distribution" means any transfer of cash, rights or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation which results in an adjustment under Section 3.1.5(d)(i)) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares funded solely with the proceeds of life insurance pursuant to the provisions of the Shareholders' Agreement or any repurchase of shares funded solely with the proceeds of life insurance approved by the Corporation's Board of Directors, (iii) any distribution which is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (iv) a payment of dissenter's rights or in respect of fractional shares and (v) cashless exercises of stock options.

          (f)     Reservation for PIK Election.   The Corporation shall at all
                  ----------------------------
times reserve and keep available for issuance upon a Series A PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series A Preferred as will from time to time be necessary to permit the maximum then available Series A PIK Election, and shall take all action required to increase the authorized number of shares of Series A Preferred if necessary to permit the maximum then available Series A PIK Election.

          3.1.4.  Rights on Liquidation, Dissolution and Winding Up.
                  --------------------------------------------------

          (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series A Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series A Junior Securities, an amount equal to the Series A Liquidation Value with respect to each outstanding share of Series A Preferred. "Series A
                                                                     --------
Junior Securities" means all classes of Common Stock of the Corporation, as they
-----------------
exist on the date hereof or as such stock may be constituted from time to time and each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series A Preferred as to dividend rights and rights on liquidation, winding-up and dissolution. "Series A Parity Securities" means
                                         --------------------------
each class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series

A Preferred as to dividend rights and rights on liquidation, winding-up and dissolution. Without limiting the generality of the foregoing, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred shall be deemed to be Series A Parity Securities. "Series A Liquidation Value" means the greater of (i) $74.00 for
             --------------------------
each share of Series A Preferred, plus all accrued but unpaid dividends on the Series A Preferred or (ii) the per share amount that the holders of the Series A Preferred would have received upon liquidation if all shares of Series A Preferred had been converted to Common Stock at the Series A Conversion Price then in effect, plus all accrued but unpaid dividends on the Series A Preferred.

          (b) Unless waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred, the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this
Section 3.1.4.

          (c) After the payment to the holders of the Series A Preferred of the full amounts provided for in this Section 3.1.4, the holders of Series A Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of Series A Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.1.4(a) above, no such distribution shall be made on account of any Series A Parity Securities unless proportionate amounts are distributed to the holders of Series A Preferred, ratably, in proportion to the full amounts for which holders of Series A Preferred and all such Series A Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

          (e) For purposes of this Section 3.1.4 and Section 3.1.6(c)(i), the Series A Liquidation Value shall be appropriately adjusted for any Stock Adjustment, other than a Series A PIK Election, as defined below.

          3.1.5.  Conversion by Holder.  The holders of Series A Preferred
                  --------------------
shall have conversion rights as follows:

          (a)     Right to Convert.  Each share of Series A Preferred shall be
                  ----------------
convertible, at the option of the holder thereof, at any time after issuance, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Purchase Price, by the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price shall be thirty seven cents ($.37) and shall be subject to adjustment as hereinafter provided.

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

          (b)  Mechanics of Conversion.  Before any holder of Series A Preferred
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of the Series A Preferred. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Series A Conversion Price .

          (d)  Adjustment of Conversion Price for Stock Splits, etc.  The
               -----------------------------------------------------
Series A Conversion Price, for each share of Series A Preferred, whether or not issued, shall be subject to adjustment from time to time as follows:

               (i)   Splits.  If the number of shares of Common Stock
                     ------
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any share of Series A Preferred shall be increased in proportion to such increase of outstanding shares.

               (ii)  Combinations; Reclassifications.  If (A) the number of
                     -------------------------------
shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock or (B) the shares of Common Stock outstanding are reclassified at any time after the date hereof, then on the effective date of such combination or reclassification, as the case may be, the Series A Conversion Price shall be appropriately increased or adjusted so that the number of shares of Common Stock issuable upon conversion of any share of Series A Preferred shall be decreased or adjusted in proportion to such decrease or reclassification, as the case may be, of outstanding shares.

               (iii) Reorganizations and Similar Transactions.  If the
                     ----------------------------------------
Corporation shall be a party to any transaction including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a reorganization, reclassification or recapitalization of the capital stock of the Corporation (each of the foregoing being referred to as a "Transaction") but excluding (i) any Transaction for which provision for
------------
adjustment is otherwise made in this Section 3.1.5 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.1.4, in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property

(including cash or any combination thereof), each share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions set forth in this Section 3.1.5 with respect to the rights and interest thereafter of the holders of the Series A Preferred, to the end that the provisions set forth in this Section 3.1.5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series A Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.1.5(d)(iii) shall similarly apply to successive Transactions.

          (iv)  Stock Adjustment.  The events described in Sections 3.1.5(d)(i),
                ----------------
3.1.5(d)(ii) and 3.1.5(d)(iii) are each referred to herein as a "Stock
                                                                 -----
Adjustment."  A Series A PIK Election is not a Stock Adjustment and any "Series
----------
F Additional Adjustment" as defined in Section 3.6.7(c)(v) hereof is not a Stock Adjustment. (e) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.1.5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series A Preferred.

               (f) All calculations under this Section 3.1.5 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series A Preferred pursuant to this Section 3.1.5, the Corporation may pay cash based on the Series A Conversion Price in lieu of issuing fractional shares.

               3.1.6.   Conversion or Redemption by the Corporation.
                        -------------------------------------------

                (a)     Series A Qualified IPO.  All of the outstanding Series
                        ----------------------
A Preferred shall automatically convert into Common Stock upon the completion by the Corporation of a Series A Qualified IPO. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Series A Qualified IPO and following written notice of such mandatory conversion delivered to all holders of the Series A Preferred at least seven days prior to such closing.

                        "Series A Qualified IPO" means any firmly underwritten
                         ----------------------
public offering by the Corporation of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended as then in effect, or any comparable statement under any similar federal statute then in force, in which (i) the aggregate price paid by the public for the shares shall be at least $20,000,000 and (ii) the price per share paid by the public for such shares shall be at least three (3) times the Series A Conversion Price (as adjusted for Stock Adjustments other than a Series A PIK Election).

          (b)    Election of a Majority of Series A Preferred.  Upon the
                 --------------------------------------------
election of holders of at least 51% of the Series A Preferred outstanding, either by vote at a duly called shareholders meeting or by written consent, all of the outstanding Series A Preferred shall automatically convert into Common Stock.

          (c)    Redemption of Series A Preferred at Holder's Option.
                 ---------------------------------------------------

                 (i) The Corporation may not require the redemption of any shares of Series A Preferred. The holder or holders of at least 66-2/3% of the outstanding shares of Series A Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 66-2/3% of the outstanding shares of Series A Preferred (a "Series A Redemption Notice") require the
                                 --------------------------
Corporation to redeem, out of funds legally available therefor, any or all outstanding shares of Series A Preferred (including shares not held by such holder or holders). The redemption price per share of Series A Preferred (the "Series A Redemption Price") payable pursuant to this Section 3.1.6(c) shall be
--------------------------
the Series A Liquidation Value of such share as of the Series A Redemption Date (hereinafter defined). Unless waived by the Corporation, a Series A Redemption Notice is irrevocable with respect to the holders giving such notice.

                 (ii) Promptly upon the determination of the Series A Redemption Price, the Corporation shall (A) give notice of the Series A Redemption Price to the holders requesting redemption and to holders of Series A Preferred required to accept redemption pursuant to Section 3.1.6(c)(i), if any, stating the redemption date (the "Series A Redemption Date"), which Series A
                                  ------------------------
Redemption Date shall be no less than twenty (20) days and no more than forty
(40) days following the date of the Series A Redemption Notice and (B) give notice to each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred stating the Series A Redemption Date. On the Series A Redemption Date, the Corporation shall, unless such shares of Series A Preferred have been previously surrendered for conversion pursuant to Section 3.1.5, redeem the shares of Series A Preferred set forth in the Series A Redemption Notice at a price per share equal to the Series A Redemption Price, upon submission of certificates of the Series A Preferred in accordance with Section 3.1.6(c)(iii) hereof.

                 (iii) Except as provided in Section 3.1.6(c)(iv), on or after the Series A Redemption Date, a holder of Series A Preferred requesting redemption of or otherwise required to redeem Series A Preferred set forth in the Series A Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series A Preferred evidenced by a certificate are not redeemed, the Corporation shall on the Series A Redemption Date deliver to the owner a new certificate in the name of the owner for the unredeemed shares.

                 (iv) From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series A Preferred for which redemption has been requested (except the right to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to clauses (v) and (vi) of paragraph 3.1.6(c), if the funds of the Corporation legally available for redemption of shares of Series A Preferred on the Series A Redemption Date are insufficient to redeem the total number of shares of Series A Preferred to be redeemed on such date, (A) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (B) the shares of Series A Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and (C) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series A Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

                 (v) If and to the extent, not later than five (5) days prior to the Series A Redemption Date, the Corporation receives a Series B Redemption Notice pursuant to Section 3.2.6, a Series C Redemption Notice pursuant to Section 3.3.6, a Series D Redemption Notice pursuant to Section 3.4.6, or a Series E Redemption Notice pursuant to Section 3.5.6, or a Series F Redemption Notice pursuant to Section 3.6.6, the Series B Redemption Date (as defined in Section 3.2.6), the Series C Redemption Date (as defined in Section 3.3.6), the Series D Redemption Date (as defined in Section 3.4.6), the Series E Redemption Date (as defined in Section 3.5.6), or the Series F Redemption Date (as defined in Section 3.6.6) as the case may be, notwithstanding any contrary provision in Section 3.2.6, Section 3.3.6, 3.4.6, 3.5.6 or 3.6.6, shall be the same as the Series A Redemption Date (such date being the "Redemption Date")
                                                           ---------------
with respect to the shares of Series B Preferred designated for redemption in such Series B Redemption Notice, shares of Series C Preferred designated for redemption in such Series C Redemption Notice, shares of Series D Preferred designated for redemption in such Series D Redemption Notice, shares of Series E Preferred designated for redemption in such Series E Redemption Notice and shares of Series F Preferred designated for redemption in such Series F Redemption Notice.

                 (vi) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

          3.1.7. No Impairment.  The Corporation shall not by amendment to
                 -------------
this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, except as has been approved by the holders of at least 51% of the then outstanding Series A Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all of the provisions of Sections 3.1.5 and 3.1.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

          3.1.8.    Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Series A Liquidation Value, Series A Conversion Price or Series A Redemption Price pursuant to Section 3.1.4, Section
3.1.5 or Section 3.1.6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of affected Series A Preferred a certificate, which shall be certified by the Corporation's accountants if required by such holder, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments or readjustments, (b) the Series A Liquidation Value, Series A Conversion Price or Series A Redemption Price in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Preferred.

          3.1.9.    Notice of Record Date.  In the event of any taking by the
                    ---------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series A Preferred, at least ten (10) days prior to the record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and such notice may be waived with respect to all of the outstanding Series A Preferred by holders of the majority of the outstanding Series A Preferred.

          3.1.10.   Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from any preemptive rights, solely for the purpose of effecting the conversion of the shares of Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series A Preferred, the Corporation shall take such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          3.1.11.   Notice of Certain Events.  In case, at any time while any
                    ------------------------
shares of Series A Preferred are outstanding:

          (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

          (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

          (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

          (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

          (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

          then the Corporation shall promptly deliver to the transfer agent of the Series A Preferred and to each of the holders of shares of Series A Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series A Preferred by the holders of a majority of the outstanding Series A Preferred.

          3.1.12.   Amendments and Changes.  As long as any of the Series A
                    ----------------------
Preferred shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series A Preferred then outstanding:

          (a) increase or decrease (except as set forth in Section 3.1.3) the number of authorized shares of Series A Preferred;

          (b) create any new class or series of shares having rights senior to the rights of the Series A Preferred;

          (c) materially or adversely alter or change the preferences, rights, privileges, powers, or the restrictions provided herein for the benefit of the Series A Preferred;

          (d)       amend this Section 3.1.12.

          3.1.13.   No Reissuance of Series A Preferred.  No share or shares of
                    -----------------------------------
Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and with no further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     3.2. Series B Preferred.
          ------------------

          3.2.1. Designation; Rank.  This series of Preferred Stock shall be
                 -----------------
designated the "Series B Convertible Preferred Stock" with a par value of $.001 per share (the "Series B Preferred"). The Series B Preferred shall rank, with
                ------------------
respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time and to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series B Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Series B Junior Securities"), (ii) on a parity with each
                       --------------------------
other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series B Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series B Parity Securities"), and (iii)
                                    --------------------------
junior to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Series B Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series B Senior Securities"). Without
                                    --------------------------
limiting the generality of the foregoing, the Series A Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred shall be deemed to be Series B Parity Securities. For all purposes of this Certificate of Incorporation (other than Section 3.2.7) including, without limitation, for purposes of determining the rights of such holder to participate in dividends and other distributions by the Corporation or to vote on all matters presented generally to the shareholders of the Corporation, the shares of Common Stock into which shares of Series B Preferred held by a holder of the Series NB Warrant are convertible shall include all of the shares of Common Stock for which the Series NB Warrant is then exercisable.

          3.2.2. Authorized Number.  The authorized number of shares
                 -----------------
constituting the Series B Preferred shall be twenty two million (22,000,000).

          3.2.3. Dividends.
                 ---------

          (a) Dividends shall accrue from day to day and shall be payable when and as declared by the Corporation's Board of Directors or as otherwise provided in this Section 3.2.3. as follows, out of funds legally available therefor:

                 (i) for all periods prior to and including October 15, 1999, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series B Preferred of additional shares of Series B Preferred equal to one hundred forty-five thousandths (.145) of a share of Series B Preferred for each one share of Series B Preferred actually issued and outstanding on October 15, 1999 which dividend shall be cumulative (whether or not earned or declared);

                 (ii) for all periods after October 15, 1999 through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series B Preferred of additional shares per share of Series B Preferred with the number of shares per share of Series B Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on 1.145 shares of Series B Preferred from October 16, 1999 to the record date for such dividend if a cash dividend had accrued during that period at a rate of eight percent (8%) compounded annually with the first compounding occurring on October 16, 2000 of the Series B Stated Value divided by (ii) the Series B Stated Value as of the record date for such dividend which dividend shall be cumulative (whether or not earned or declared); and

                 (iii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series B Preferred at an annual rate per share of Series B Preferred of (a) 8% compounded annually of (b) (X) one plus the number of shares of Series B Preferred which would be issuable on August 1, 2001 pursuant to clauses (i) and (ii) in respect of a share of Series B Preferred multiplied by (Y) the Series B Stated Value, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in clause (iii) shall be payable in cash out of funds legally available therefor; provided, however, that
                                                         --------  -------
at the election (a "Series B PIK Election") of the holders as of the record date
                    ---------------------
date for such dividend of a majority of the outstanding shares of Series B Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series B Preferred, of additional shares of Series B Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series B Preferred, divided by (ii) the Series B Stated Value as of the record date for such dividend. If the Series B PIK Election is not for the entire amount of the dividend, each holder of Series B Preferred shall receive the same proportion of cash and additional shares of Series B Preferred for each share of Series B Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series B PIK Election" the shares of Series B Preferred received or receivable pursuant to clauses (i),
(ii) or (iii) are deemed received or receivable pursuant to a "Series B PIK Election."

          All additional shares of Series B Preferred issued upon a Series B PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series B PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series B Preferred being the Series B Stated Value as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series B PIK Election is made with respect to such dividend (or portion thereof).

          (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Series B Parity Securities (except dividends on Series B Parity Securities paid in shares of Series B Junior Securities) for any period unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid on the Series B Preferred. If dividends are not so paid, the Series B Preferred, if and to the extent a Series B PIK Election has not been made with respect to such dividends, shall share dividends pro rata with the Series B Parity Securities according to the amount of dividends due and payable with respect to each. No dividends may be paid or set aside for such payment on Series B Junior Securities (except dividends on Series B Junior Securities paid in additional shares of Series B Junior Securities), and no Series B Parity Securities or Series B Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any shares of Series B Parity Securities or Series B Junior Securities, (except in each case for (a) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (b) repurchases by the Corporation of Series B Parity Securities or Series B Junior Securities wholly funded by life insurance proceeds, or (c) a payment in respect of fractional shares) if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series B Preferred.

          (c) If, in any year, any cash or other distributions are declared by the Corporation's Board of Directors to be paid on Common Stock (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), other than dividends or distributions of shares of Common Stock that are referred to in clause (i) of
Section 3.2.7(c), then an additional dividend shall be paid at the same time to the holders of the Series B Preferred at the rate per share equal to the product of (x) such per share dividend on the Common Stock multiplied by (y) the number of shares of Common Stock into which each share of Series B Preferred (including any issuable upon the payment of any accrued but unpaid Series B PIK Election) is then convertible. Dividends payable to the holders of the Series B Preferred pursuant to this Section 3.2.3(c) shall be paid in the same form as paid to holders of Common Stock. Solely for purposes of this Section 3.2.3(c), the term "distribution" means any transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares wholly funded with the proceeds of life insurance covering certain executives of the Corporation as provided in the Shareholders' Agreement or approved by the Corporation's Board of Directors,
(iii) any distribution that is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iv) a payment of dissenter's rights or in respect of fractional shares.

          (d) The Corporation shall at all times reserve and keep available for issuance upon a Series B PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series B Preferred as will from time to time be necessary to permit the maximum then available Series B PIK Election, and shall take all action required to increase the authorized number of shares of Series B Preferred if necessary to permit the maximum then available Series B PIK Election.

          (e) All accrued but unpaid dividends on Series B Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in Section
3.2.4 as a component of the Series B Liquidation Value. All accrued but unpaid dividends in respect of a particular share of Series B Preferred shall be paid upon conversion of that share pursuant to Section 3.2.7. All accrued but unpaid dividends in respect of a particular share of Series B Preferred shall be paid upon a redemption pursuant to Section 3.2.6 as a component of the Series B Redemption Price.

          3.2.4. Liquidation.
                 -----------

          (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series B Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series B Junior Securities, an amount equal to the Series B Liquidation Value with respect to each outstanding share of Series B Preferred.

          (b) Unless waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred, the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this
Section 3.2.4.

          (c) After the payment to the holders of the Series B Preferred of the full amounts provided for in this Section 3.2.4, the holders of Series B Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of Series B Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.2.4(a) above, no such distribution shall be made on account of any Series B Parity Securities unless proportionate amounts are distributed to the holders of Series B Preferred, ratably, in proportion to the full amounts for which holders of Series B Preferred and all such Series B Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

          3.2.5. Voting Rights.  The holder of each share of Series B Preferred
                 -------------
shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred could be converted and for which any Series NB Warrant held by a holder of such Series B Preferred may be exercised, pursuant to the provisions of Section 3.2.7 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or the Shareholders' Agreement or as required by law, the holders of shares of Series B Preferred, Series A Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Common Stock shall vote together as a single class on all matters and not as separate classes. Notwithstanding any provision of this Certificate of Incorporation to the contrary, references to shares of Series B Preferred on an "as-converted basis" shall, in each instance, take into account shares of Common Stock that would be issued upon the exercise of Series NB Warrants held by holders of shares of Series B Preferred.

          3.2.6. Redemption.
                 ----------

          (a) The Corporation may not require the redemption of any shares of Series B Preferred. The holder or holders of at least 66-2/3% of the outstanding shares of Series B Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 66-2/3% of the outstanding shares of Series B Preferred (a "Series B Redemption Notice") require the
                                 --------------------------
Corporation to redeem, out of funds legally available therefor, any or all outstanding shares of Series B Preferred (including shares not held by such holder or holders) and the Series NB Warrant. The redemption price per share of Series B Preferred (the "Series B Redemption Price") payable pursuant to this
                         -------------------------
Section 3.2.6 shall be the Series B Liquidation Value of such share as of the Series B Redemption Date (hereinafter defined). For the purpose of determining the "per share amount" in the definition of Series B Liquidation Value, the value of each share of Common Stock shall equal the Fair Market Value. Unless waived by the Corporation, a Series B Redemption Notice is irrevocable with respect to the holders giving such notice.

          (b) Promptly upon the determination of the Series B Redemption Price, the Corporation shall (i) give notice of the Series B Redemption Price to the holders requesting redemption and to holders of Series B Preferred required to accept redemption pursuant to Section 3.2.6(a), if any, stating the redemption date (the "Series B Redemption Date"), which Series B Redemption Date
                      ------------------------
shall be no less than twenty (20) days and no more than forty (40) days following the date of the Series B Redemption Notice, and (ii) give notice to each holder of Series A Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred stating the Series B Redemption Date. On the Series B Redemption Date, the Corporation shall, unless such shares of Series B Preferred have been previously surrendered for conversion pursuant to
Section 3.2.7, redeem the shares of Series B Preferred and the Series NB Warrant as set forth in the Series B Redemption Notice at a price per share equal to the Series B Redemption Price, upon submission of certificates of the Series B Preferred in accordance with Section 3.2.6(c) hereof.

          (c) Except as provided in Section 3.2.6(d), on or after the Series B Redemption Date, a holder of Series B Preferred requesting redemption of or otherwise required to redeem Series B Preferred set forth in the Series B Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares and the related Series NB

Warrant, in the manner and at the place designated by the Corporation, and thereupon the Series B Redemption Price of such securities shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series B Preferred evidenced by a certificate or all of the Series NB Warrant are not redeemed, the Corporation shall on the Series B Redemption Date deliver to the owner a new certificate and/or warrant in the name of the owner for the unredeemed shares.

          (d) From and after the Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series B Preferred for which redemption has been requested (except the right to receive the Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to paragraphs 3.2.6(e) and 3.2.6(f), if the funds of the Corporation legally available for redemption of shares of Series B Preferred on the Series B Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, (i) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (ii) the shares of Series B Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and
(iii) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series B Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

          (e) If and to the extent, not later than five (5) days prior to the Series B Redemption Date, the Corporation receives a Series A Redemption Notice pursuant to Section 3.1.6(c), a Series C Redemption Notice pursuant to Section 3.3.6(a), a Series D Redemption Notice pursuant to Section 3.4.6(a), a Series E Redemption Notice pursuant to Section 3.5.6(a), or a Series F Redemption Notice pursuant to Section 3.6.6(a), the Series A Redemption Date (as defined in
Section 3.1.6(c)), the Series C Redemption Date (as defined in Section 3.3.6(b)), the Series D Redemption Date (as defined in Section 3.4.6(b)), the Series E Redemption Date (as defined in Section 3.5.6(b)), or the Series F Redemption Date (as defined in Section 3.6.6(b)), notwithstanding any contrary provision in Section 3.1.6(c), Section 3.3.6(b), Section 3.4.6(b), Section 3.5.6(b) or Section 3.6.6(b), shall be the same as the Series B Redemption Date (such date being the "Redemption Date") with respect to the shares of Series A
                      ---------------
Preferred designated for redemption in such Series A Redemption Notice, shares of Series C Preferred designated for redemption in such Series C Redemption Notice, shares of Series D Preferred designated for redemption in said Series D Redemption Notice, shares of Series E Preferred designated for redemption in said Series E Redemption Notice and shares of Series F Preferred designated for redemption in said Series F Redemption Notice.

          (f) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B

Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

          3.2.7. Conversion.  (a)  Upon the earlier of (i) the consummation
                 ----------
of a Qualified IPO or (ii) for each of at least 20 consecutive trading days after an initial public offering of the Common Stock the aggregate market capitalization of the Free Common Stock is at least $25 million and the Common Stock has a Current Market Price of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock), each share of Series B Preferred shall automatically be converted into a number of shares of Common Stock at the then effective Series B Conversion Ratio. In addition, (x) at the option of the holder of any Series B Preferred, such holder shall have the right, at any time and from time to time prior to or after the consummation of an initial public offering of the Common Stock, by written notice to the Corporation, to convert any and all shares of Series B Preferred owned by such holder at such time into a number of shares of Common Stock, at the then effective Series B Conversion Ratio, and (y) upon the election of holders of at least 51% of the then outstanding Series B Preferred and Series C Preferred voting as a class on an as converted basis either at a duly called shareholders meeting or by written consent, all of the outstanding Series B Preferred and Series C Preferred shall automatically convert into Common Stock at the then applicable conversion ratio for such stock.

          (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series B Preferred into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred.

          (c) The Series B Conversion Ratio shall be subject to adjustment from time to time as follows:

                 (i) In case the Corporation shall at any time or from time to time after the Series B Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series B Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 3.2.7(g) applies.

                 (ii) The Series B Conversion Ratio shall not be adjusted for any "Series F Additional Adjustment" as defined in Section 3.6.7(c)(v) hereof.

                 (d) The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred which is being converted.

                 (e) The Corporation will at no time close its transfer books against the transfer of any Series B Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred, in any manner which interferes with the timely conversion of such Series B Preferred, except as may otherwise be required to comply with applicable securities laws.

                 (f) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.2.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series B Preferred.

                 (g) If the Corporation shall be a party to any Transaction (but excluding (i) any Transaction for which provision for adjustment is otherwise made in this Section 3.2.7 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.2.4), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the

Corporation's Board of Directors) shall be made in the application of the provisions set forth in this Section 3.2.7 with respect to the rights and interest thereafter of the holders of the Series B Preferred, to the end that the provisions set forth in this Section 3.2.7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series B Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.2.7(g) shall similarly apply to successive Transactions.

          (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as has been approved by the holders of at least 51% of the then outstanding Series B Preferred and Series C preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3.2.7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred against impairment.

          (i) All calculations under this Section 3.2.7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series B Preferred pursuant to this Section 3.2.7, the Corporation may pay cash based on the Series B Conversion Price in lieu of issuing fractional shares.

          3.2.8. Notice of Certain Events.  In case, at any time while any
                 ------------------------
shares of Series B Preferred are outstanding:

          (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

          (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

          (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

          (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

          (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series B Preferred and to each of the holders of shares of Series B Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series B Preferred by the holders of a majority of the outstanding Series B Preferred.

          3.2.9.  Certain Remedies.  Any registered holder of Series B
                  ----------------
Preferred may proceed to protect and enforce its rights and the rights of any other holders of Series B Preferred with any and all remedies available at law or in equity.

          3.2.10. Protective Provisions.  So long as any shares of Series B
                  ---------------------
Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holder or holders of at least 50.1% of the then outstanding shares of Series B Preferred:

          (a) alter or change the rights, preference or privileges of the shares of Series B Preferred or otherwise amend the Certificate of Incorporation, in either case, whether by merger, consolidation or otherwise, so as to affect adversely the shares of Series B Preferred;

          (b) increase the authorized number of shares of Series B Preferred except solely to pay, or reserve for payment, upon a Series B PIK Election;

          (c) except as provided by the Shareholders' Agreement or upon a Series B PIK Election, authorize the issuance of, issue, or sell any additional shares of Series B Preferred; or

          (d)     except for Excluded Securities defined in clauses (iii), (iv),
(vi) or (vii) of the definition of Excluded Securities, create or designate, or authorize the issuance of, any new class or series of stock (i) which are Series B Senior Securities or Series B Parity Securities, (ii) having rights similar to any rights of the Series B Preferred under Section 3.2.5 hereof or (iii) convertible into any class or series of stock described in clause (i) of this paragraph (d).

          3.2.11. Reports as to Adjustments.  Upon any adjustment of the
                  -------------------------
Series B Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 3.2.7, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series B Preferred as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, with the original being delivered to the transfer agent for the Series B Preferred, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series B Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted pursuant to
Section 3.2.7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

          3.2.12. No Reissuance of Series B Preferred.  No share or shares of
                  -----------------------------------
Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and without further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

          3.2.13. Definitions.  In addition to any other terms defined herein,
                  -----------
the following terms shall have the meanings indicated for purposes of this
Section 3.2, Section 3.3 and Section 3.4:

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required to be closed for business.

     "Common Stock Equivalent" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

     "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, (i) if the shares of Common Stock are publicly traded, the average of the daily closing prices of the Common Stock for the twenty consecutive trading days ending on such date or (ii) if the shares of Common Stock are not publicly traded, the Fair Market Value per share of Common Stock as of such date.

     "Exchange Agreement" means the Exchange Agreement dated May 7, 1998 between the Company and Beacon, without amendment.

     "Excluded Securities" means (i) options issued by the Corporation pursuant to any stock option, employee stock purchase or similar plan (and any shares of Common Stock issuable thereunder) approved by the Corporation's Board of Directors, (ii) shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalent outstanding as of the Series B Issue Date and the warrants listed in the following clause (iv), (iii) securities issued pursuant to a Series A PIK Election, Series B PIK Election, Series C PIK Election, Series D PIK Election, Series E PIK Election or Series F PIK Election and upon conversion of such securities, (iv) Series NB Warrants and upon exercise of such securities, (v)
any shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents that are Series B Preferred outstanding on the date hereof, Series C Preferred outstanding on the date hereof, Series D Preferred outstanding on the date hereof, Series E Preferred outstanding on the date hereof (the Series E Preferred Stock Purchase Agreement by and among the Corporation, Trans Cosmos USA, Inc. and certain other parties dated as of April 16, 1999 is referred to as the "TCI Purchase Agreement"), (vi) any Series B
                                ----------------------
B Preferred and Series C Preferred issued pursuant to the Exchange Agreement, and securities issued upon conversion of such securities issued pursuant to the Exchange Agreement and (vii) up to 6,103,287 shares of Series F Preferred issued pursuant to the Series F Preferred Stock Purchase Agreement between the Corporation and BVCF IV, L.P. dated as of November 19, 1999 (the
"Brinson Purchase Agreement") including issuances of such stock by the addition
 --------------------------
or substitution of parties thereto, and any securities issued or deemed issued and any adjustments made or deemed made as a results of any of the Series F Additional Adjustments, and any shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents that are such Series F Preferred.

          "Fair Market Value" of the Common Stock or any other property means the fair market value of such Common Stock or other property as determined (unless expressly otherwise provided herein) by mutual agreement between the Corporation and the holders of not less than 50% of the Series B Preferred, Series C Preferred and Series D Preferred, each treated as a separate class on an as-converted basis, or, if the parties are unable to agree, as determined based upon what a seller under no compulsion to sell would receive from a willing buyer and without discount for illiquidity, minority interest or the non-public status of the Corporation and without a control premium, by a nationally recognized independent investment banking firm selected by mutual agreement between the Corporation and the holders of not less than 50% of the Series B Preferred (including in such as converted amount Common Stock issuable on the exercise of the Series NB Warrant), Series C Preferred and Series D Preferred, each treated as a separate class on an as-converted basis.

          "Free Common Stock" means Common Stock beneficially owned by Persons other than officers, directors, employees or affiliates of the Corporation.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company or other business entity, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Qualified IPO" means a bona fide, firm commitment, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) resulting in at least $25,000,000 of net proceeds to the Corporation after deducting underwriting discounts and commissions and offering expenses, and (ii) reflecting a per share offering price for each share of Common Stock sold in such offering of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock).

          "Series B Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series B Preferred is convertible pursuant to

Section 3.2.7. The Series B Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in paragraph (c) of Section 3.2.7.

          "Series B Conversion Price" means, at any date, the Series B Stated Value multiplied by the inverse of the Series B Conversion Ratio then in effect.

          "Series B Issue Date" means the first date on which shares of Series B Preferred are issued.

          "Series B Liquidation Value" means the greater of (i) $1.611 (as adjusted for stock splits, reverse splits, stock dividends other than a Series B PIK Election and stock combinations, in each case of the Series B Preferred), for each share of Series B Preferred, plus all accrued but unpaid dividends on the Series B Preferred or (ii) the per share amount that the holders of the Series B Preferred would have received upon liquidation if all shares of Series B Preferred had been converted to Common Stock at the Series B Conversion Ratio then in effect and all Series NB Warrants related thereto had been exercised for Common Stock immediately prior to such liquidation, plus all accrued but unpaid dividends on the Series B Preferred.

          "Series B Stated Value" means $1.611 per share (as adjusted for stock splits, reverse splits, stock dividends (other than Series B PIK Election) and stock combinations of the Series B Preferred and Sections 3.2.3(a) (other than in respect of a Series B PIK Election) and 3.2.7(g)).

          "Series NB Warrant" means a Series NB Warrant (including Warrant NB-1) of the Corporation, as amended and restated as of November 19, 1999, to purchase shares of Common Stock.

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          3.3. Series C Preferred.
               ------------------

               3.3.1. Designation; Rank. This series of Preferred Stock shall be
                      -----------------
designated the "Series C Convertible Preferred Stock" with a par value of $.001 per share (the "Series C Preferred"). The Series C Preferred shall rank, with
                ------------------
respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time and to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series C Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Series C Junior Securities"), (ii) on a parity with each
                       --------------------------
other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series C Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series C Parity Securities"), and
                                               --------------------------
(iii) junior to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Series C Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series C Senior Securities").
                                               --------------------------
Without limiting the generality of the foregoing, the Series A Preferred, Series B Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be deemed to be Series C Parity Securities.

               3.3.2. Authorized Number.  The authorized number of shares
                      -----------------
constituting the Series C Preferred shall be eleven million five hundred thousand (11,500,000) shares.

               3.3.3. Dividends.
                      ---------

               (a) Dividends shall accrue from day to day and shall be payable when and as declared by the Corporation's Board of Directors or as otherwise provided in this Section 3.3.3. as follows, out of funds legally available therefor:

                      (i) for all periods prior to and including October 15, 1999, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series C Preferred of additional shares of Series C Preferred equal to one hundred forty-five thousandths (.145) of a share of Series C Preferred for each one share of Series C Preferred actually issued and outstanding on October 15, 1999 which dividend shall be cumulative (whether or not earned or declared;

                      (ii) for all periods after October 15, 1999 through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series C Preferred of additional shares of Series C Preferred with the number of shares per share of Series C Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on 1.145 shares of Series C Preferred from October 16, 1999 to the record date for such dividend if a cash dividend had accrued during that period at a rate of eight percent (8%) compounded annually with the first compounding occurring on October 16, 2000 of the Series C Stated Value divided by (ii) the Series C Stated Value as of the record date for such dividend which dividend shall be cumulative (whether or not earned or declared); and

                      (iii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series C Preferred at an annual rate per share of Series C Preferred of
(a) 8% compounded annually of (b) (X) one plus the number of shares of Series C Preferred which would be issuable on August 1, 2001, pursuant to clauses (i) and
(ii) in respect of a share of Series C Preferred multiplied by (Y) the Series C Stated Value, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in clause (iii) shall be payable in cash out of funds legally available therefor; provided,
                                                                  --------
however, that at the election
-------

(a "Series C PIK Election") of the holders as of the record date for such
    ---------------------
dividend of a majority of the outstanding shares of Series C Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series C Preferred, of additional shares of Series C Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series C Preferred, divided by (ii) the Series C Stated Value as of the record date for such dividend. If the Series C PIK Election is not for the entire amount of the dividend, each holder of Series C Preferred shall receive the same proportion of cash and additional shares of Series C Preferred for each share of Series C Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series C PIK Election" the Shares of Series C Preferred received or receivable pursuant to clauses (i),
(ii) or (iii) are deemed received or receivable pursuant to a "Series C PIK Election."

          All additional shares of Series C Preferred issued upon a Series C PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series C PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series C Preferred being the Series C Stated Value as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series C PIK Election is made with respect to such dividend (or portion thereof).

          (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Series C Parity Securities (except dividends on Series C Parity Securities paid in shares of Series C Junior Securities) for any period unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid on the Series C Preferred. If dividends are not so paid, the Series C Preferred, if and to the extent a Series C PIK Election has not been made with respect to such dividends, shall share dividends pro rata with the Series C Parity Securities according to the amount of dividends due and payable with respect to each. No dividends may be paid or set aside for such payment on Series C Junior Securities (except dividends on Series C Junior Securities paid in additional shares of Series C Junior Securities), and no Series C Parity Securities or Series C Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any shares of Series C Parity Securities or Series C Junior Securities, (except in each case for (a) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (b) repurchases by the Corporation of Series C Parity Securities or Series C Junior Securities funded solely by life insurance proceeds, or (c) a payment in respect of fractional shares) if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series C Preferred.

          (c) If, in any year, any cash or other distributions are declared by the Corporation's Board of Directors to be paid on Common Stock (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), other than dividends or distributions of shares of Common Stock that are referred to in clause (i) of Section 3.3.7(c), then an additional dividend shall be paid at the same time to the holders of the Series C Preferred at the rate per share equal to the product of (x) such per share dividend on the Common Stock multiplied by (y) the number of shares of Common Stock into which each share of Series C Preferred (including any issuable upon the payment of any accrued but unpaid Series C PIK Election) is then convertible. Dividends payable to the holders of the Series C Preferred pursuant to this Section 3.3.3(c) shall be paid in the same form as paid to holders of Common Stock. Solely for purposes of this Section 3.3.3(c), the term "distribution" means any transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares funded solely with the proceeds of life insurance covering certain executives of the Corporation as provided in the Shareholders' Agreement or approved by the Corporation's Board of Directors, (iii) any distribution that is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iv) a payment of dissenter's rights or in respect of fractional shares.

          (d) The Corporation shall at all times reserve and keep available for issuance upon a Series C PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series C Preferred as will from time to time be necessary to permit the maximum then available Series C PIK Election, and shall take all action required to increase the authorized number of shares of Series C Preferred if necessary to permit the maximum then available Series C PIK Election.

          (e) All accrued but unpaid dividends on Series C Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in Section
3.3.4 as a component of the Series C Liquidation Value. All accrued but unpaid dividends in respect of a particular share of Series C Preferred shall be paid upon conversion of that share pursuant to Section 3.3.7. All accrued but unpaid dividends in respect of a particular share of Series C Preferred shall be paid upon a redemption pursuant to Section 3.3.6 as a component of the Series C Redemption Price.

               3.3.4. Liquidation.
                      -----------

               (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series C Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series C Junior Securities, an amount equal to the Series C Liquidation Value with respect to each outstanding share of Series C Preferred.

               (b) Unless waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred, the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this
Section 3.3.4.

          (c) After the payment to the holders of the Series C Preferred of the full amounts provided for in this Section 3.3.4, the holders of Series C Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of Series C Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.3.4(a) above, no such distribution shall be made on account of any Series C Parity Securities unless proportionate amounts are distributed to the holders of Series C Preferred, ratably, in proportion to the full amounts for which holders of Series C Preferred and all such Series C Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

          3.3.5. Voting Rights.  The holder of each share of Series C Preferred
                 -------------
shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series C Preferred could be converted, pursuant to the provisions of
Section 3.3.7 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or the Shareholders' Agreement or as required by law, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred and Common Stock shall vote together as a single class on all matters and not as separate classes.

          3.3.6. Redemption.
                 ----------

          (a) The Corporation may not require the redemption of any shares of Series C Preferred. The holder or holders of at least 66-2/3% of the outstanding shares of Series C Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 66-2/3% of the outstanding shares of Series C Preferred (a "Series C Redemption Notice") require the
                                 --------------------------
Corporation to redeem, out of funds legally available therefor, any or all outstanding shares of Series C Preferred (including shares not held by such holder or holders). The redemption price per share of Series C Preferred (the "Series C Redemption Price") payable pursuant to this Section 3.3.6 shall be the
 -------------------------
Series C Liquidation Value of such share as of the Series C Redemption Date (hereinafter defined). For the purposes of determining the "per share amount" in the definition of the Series C Liquidation Value, the value of each share of Common Stock shall equal the Fair Market Value. Unless waived by the Corporation, a Series C Redemption Notice is irrevocable with respect to the holders giving such notice.

          (b) Promptly upon the determination of the Series C Redemption Price, the Corporation shall (i) give notice of the Series C Redemption Price to the holders requesting redemption and to holders of Series C Preferred required to accept redemption pursuant to Section 3.3.6(a), if any, stating the redemption date (the "Series C Redemption Date"), which Series C Redemption Date shall be
           ------------------------
no less than twenty (20) days and no more than forty (40) days following the date of the Series C Redemption Notice, and (ii) give notice to each holder of Series A Preferred, Series B Preferred, Series D Preferred, Series E Preferred and Series F Preferred stating the Series C Redemption Date. On the Series C Redemption Date, the Corporation shall, unless such shares of Series C Preferred have been previously surrendered for conversion pursuant to Section 3.3.7, redeem the shares of Series C Preferred set forth in the Series C Redemption Notice at a price per share equal to the Series C Redemption Price, upon submission of certificates of the Series C Preferred in accordance with Section 3.3.6(c) hereof.

          (c) Except as provided in Section 3.3.6(d), on or after the Series C Redemption Date, a holder of Series C Preferred requesting redemption of or otherwise required to redeem Series C Preferred set forth in the Series C Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series C Preferred evidenced by a certificate are not redeemed, the Corporation shall on the Series C Redemption Date deliver to the owner a new certificate in the name of the owner for the unredeemed shares.

          (d) From and after the Series C Redemption Date, unless there shall have been a default in payment of the Series C Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series C Preferred for which redemption has been requested (except the right to receive the Series C Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to paragraphs 3.3.6(e) and 3.3.6(f), if the funds of the Corporation legally available for redemption of shares of Series C Preferred on the Series C Redemption Date are insufficient to redeem the total number of shares of Series C Preferred to be redeemed on such date, (i) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (ii) the shares of Series C Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and
(iii) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series C Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

          (e) If and to the extent, not later than five (5) days prior to the Series C Redemption Date, the Corporation receives a Series A Redemption Notice pursuant to Section 3.1.6(c), a Series B Redemption Notice pursuant to Section 3.2.6(a), a Series D Redemption Notice pursuant to Section 3.4.6(a), a Series E Redemption Notice pursuant to Section 3.5.6(a), or a Series F Redemption Notice pursuant to Section 3.6.6(a), the Series A Redemption Date (as defined in
Section 3.1.6(c)), the Series B Redemption Date (as defined in Section 3.2.6(b)), the

Series D Redemption Date (as defined in Section 3.4.6(b)), the Series E Redemption Date (as defined in Section 3.5.6(b)) or the Series F Redemption Date (as defined in Section 3.6.6(b), notwithstanding any contrary provision in
Section 3.1.6(c), Section 3.2.6(b), Section 3.4.6(b), Section 3.5.6(b) or
Section 3.6.6(b), shall be the same as the Series C Redemption Date (such date being the "Redemption Date") with respect to the shares of Series A Preferred
           ---------------
designated for redemption in such Series A Redemption Notice and shares of Series B Preferred designated for redemption in such Series B Redemption Notice and shares of Series D Preferred designated for redemption in such Series D Redemption Notice and shares of Series E Preferred designated for redemption in such Series E Redemption Notice and shares of Series F Preferred designated for redemption in such Series F Redemption Notice.

          (f) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

          3.3.7. Conversion.  (a)  Upon the earlier of (i) the consummation of a
                 ----------
Qualified IPO or (ii) for each of at least 20 consecutive trading days after an initial public offering of the Common Stock the aggregate market capitalization of the Free Common Stock is at least $25 million and the Common Stock has a Current Market Price of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock), each share of Series C Preferred shall automatically be converted into a number of shares of Common Stock at the then effective Series C Conversion Ratio. In addition, (x) at the option of the holder of any Series C Preferred, such holder shall have the right, at any time and from time to time prior to or after the consummation of an initial public offering of the Common Stock, by written notice to the Corporation, to convert any and all shares of Series C Preferred owned by such holder at such time into a number of shares of Common Stock, at the then effective Series C Conversion Ratio, and (y) upon the election of holders of at least 51% of the then outstanding Series B Preferred and Series C Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, all of the outstanding Series B Preferred and Series C Preferred shall automatically convert into Common Stock at the then applicable conversion ratio for such stock.

          (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series C Preferred, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series C Preferred into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series C Preferred.

          (c) The Series C Conversion Ratio shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall at any time or from time to time after the Series C Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series C Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause
(i) in connection with any transaction to which Section 3.3.7(g) applies.

          (ii) Except with respect to Excluded Securities, if the Corporation shall, while there are any shares of Series C Preferred outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a Purchase Price (as defined below) less than the applicable Series C Conversion Price in effect immediately prior to such issuance or sale, then in each such case such applicable Series C Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such applicable Series C Conversion Price by a fraction:

          (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Series C Conversion Price then in effect) plus
(b) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the applicable Series C Conversion Price in effect immediately prior to such issuance, and

          (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Series C Conversion Price then in effect), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                    The provisions of the foregoing paragraph as they may apply to the Series C Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of holders of at least 66 2/3% of the then outstanding shares of Series C Preferred (voting as a separate class).

          (iii)(A) For the purposes of Section 3.3.7(c)(ii), the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the applicable Series C Conversion Price if the Purchase Price which may be received by the Corporation for such Common Stock shall be less than the applicable Series C Conversion Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Except as provided in subparagraph (B) below, no adjustment of the applicable Series C Conversion Price shall be made under 3.3.7(c)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                    (B) Should the Purchase Price of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the applicable Series C Conversion Price will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Purchase Price of such securities, and (y) had the adjustments made to the applicable Series C Conversion Price since the date of issuance of such Common Stock Equivalents been made to such applicable Series C Conversion Price as adjusted pursuant to clause (A) immediately above. Any adjustment of the applicable Series C Conversion Price with respect to 3.3.7(c)(ii) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Series C Conversion Price effective immediately upon such cancellation or expiration shall be equal to the applicable Series C Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                    (C) The Purchase Price which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

               (iv) For purposes of this Section 3.3.7(c), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock and/or Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Corporation in connection with the sale or issuance of shares of Common Stock (or Common

Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value.

               (v) The Series C Conversion Ratio shall not be adjusted because of any "Series F Additional Adjustment" pursuant to Section 3.6.7(c)(v) hereof.

          (d) The issuance of certificates for shares of Common Stock upon conversion of the Series C Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred which is being converted.

          (e) The Corporation will at no time close its transfer books against the transfer of any Series C Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred, in any manner which interferes with the timely conversion of such Series C Preferred, except as may otherwise be required to comply with applicable securities laws.

          (f) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.3.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series C Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series C Preferred.

          (g) If the Corporation shall be a party to any Transaction (but excluding (i) any Transaction for which provision for adjustment is otherwise made in this Section 3.3.7 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.3.4), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions set forth in this
Section 3.3.7 with respect to the rights and interest thereafter of the holders of the Series C Preferred, to the end that the provisions set forth in this
Section 3.3.7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series C Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.3.7(g) shall similarly apply to successive Transactions.

          (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as has been approved by the holders of at least 51% of the then outstanding Series B Preferred and Series C Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3.3.7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred against impairment.

          (i) All calculations under this Section 3.3.7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series C Preferred pursuant to this Section 3.3.7, the Corporation may pay cash based on the Series C Conversion Price in lieu of issuing fractional shares.

          3.3.8. Notice of Certain Events.  In case, at any time while any
                 ------------------------
shares of Series C Preferred are outstanding:

          (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

          (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

          (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

          (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

          (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series C Preferred and to each of the holders of shares of Series C Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series C Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series C Preferred by the holders of a majority of the outstanding Series C Preferred.

        3.3.9.  Certain Remedies.  Any registered holder of Series C Preferred
                ----------------
may proceed to protect and enforce its rights and the rights of any other holders of Series C Preferred with any and all remedies available at law or in equity.

        3.3.10. Protective Provisions.  So long as any shares of Series C
                ---------------------
Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holder or holders of at least 50.1% of the then outstanding shares of Series C Preferred:

        (a) alter or change the rights, preference or privileges of the shares of Series C Preferred or otherwise amend the Certificate of Incorporation, in either case, whether by merger, consolidation or otherwise, so as to affect adversely the shares of Series C Preferred;

        (b) increase the authorized number of shares of Series C Preferred except to pay, or reserve for payment, upon a Series C PIK Election;

        (c) except as provided by the Shareholders' Agreement or upon a Series C PIK Election, authorize the issuance of, issue, or sell any additional shares of Series C Preferred; or

        (d)     except for Excluded Securities defined in clauses (iii), (iv),
(vi) or (vii) of the definition of Excluded Securities, create or designate, or authorize the issuance of, any new class or series of stock (i) which are Series C Senior Securities or Series C Parity Securities, (ii) having rights similar to any rights of the Series C Preferred under Section 3.3.5 hereof or (iii) convertible into any class or series of stock described in clause (i) of this paragraph (d).

        3.3.11. Major Transactions.  For so long as the outstanding shares
                ------------------
of Series B Preferred held by holders of Series NB Warrants and Series C Preferred represent, collectively on an as-converted basis, 5% of the aggregate voting power of all of the outstanding voting stock of the Corporation, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 50.1% of the then outstanding shares of Series B Preferred held by holders of Series NB Warrants and shares of Series C Preferred voting as a single class on an as-converted basis:

        (a) consolidate or merge with or into any Person or enter into any similar business combination transaction (including a sale of substantially all of its assets) or effect any transaction or series of transactions in which more than 33-1/3% of its voting securities are transferred to another Person, except (i) pursuant to a Qualified IPO or (ii) any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Corporation;

        (b) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation or the Corporation's By-laws;

        (c) alter or change through any means the preferences, rights, privileges or powers of the Series C Preferred so as to adversely affect the Series C Preferred;

        (d) create or designate, authorize the issuance of, or issue or sell any new series or class of securities (or warrants, options or convertible or exchangeable securities), or increase the authorized number of, authorize the issuance of, or issue, any additional shares of Common Stock or Preferred Stock (or warrants, options, or rights to acquire, or securities convertible into or exchangeable for, Common Stock or Preferred Stock), except (i) pursuant to a Qualified IPO, (ii) as consideration for an acquisition approved by the Corporation's Board of Directors and which securities are valued in the acquisition of less than $1,000,000, (iii) pursuant to any stock option plan or employee stock purchase plan duly adopted by the Corporation's Board of Directors or (iv) Excluded Securities;

        (e) increase the number of authorized directors of the Corporation's Board of Directors above ten, except for an increase to eleven if holders of the Series F Preferred Stock appoints a director as provided in the Shareholders Agreement;

        (f) voluntarily liquidate, dissolve or wind up;

        (g) pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on, any shares of its capital stock or other equity securities except as required by the terms of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred;

        (h) redeem, purchase or otherwise acquire, any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Corporation or its Subsidiaries, except for (w) repurchases funded solely with the proceeds of life insurance approved by the Corporation's Board of Directors (x) redemptions or repurchases of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred permitted or required under this Certificate of Incorporation, (y) cashless exercises of options or warrants or (z) as otherwise provided in the Shareholders' Agreement;

        (i) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $250,000;

        (j) enter into or commit to enter any joint ventures (other than in the ordinary course of business) or any partnerships or establish any non-wholly-owned subsidiaries, in each case, where the contributions or investments by the Corporation is in excess of $400,000 in cash or assets;

        (k) sell, lease, transfer or otherwise dispose of any asset or group of assets for consideration, in an annual aggregate amount (as to the Corporation and any and all of its Subsidiaries), in excess of $500,000;

        (l) create, incur, assume or suffer to exist any indebtedness of the Corporation or any of its subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an annual aggregate net incurred amount (as to the Corporation and all of its Subsidiaries) in excess of $1,000,000 excluding such indebtedness that exists as of the Series F Issue Date;

        (m) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an annual aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $1,000,000 excluding liens on assets that exist as of the Series F Issue Date;

        (n) in the case of the Corporation's executive officers, amend, modify or grant any waiver under any material provision of any employment agreement or under any non-competition provision or agreement to which the Corporation is a party or is bound;

        (o) create or issue any stock options, warrants or other Common Stock Equivalents, other than Excluded Securities, or modify, amend or grant any waiver of any provision of, any stock options, warrants or other Common Stock Equivalents (other than Excluded Securities described in clause (i) of the definition of Excluded Securities in Section 3.2.13.), outstanding as of the date hereof,

        (p) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (a) through (o).

        3.3.12. Reports as to Adjustments.  Upon any adjustment of the Series C
                -------------------------
Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 3.3.7, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series C Preferred as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, with the original being delivered to the transfer agent for the Series C Preferred, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series C Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted pursuant to Section 3.3.7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

        3.3.13. No Reissuance of Series C Preferred.  No share or shares of
                -----------------------------------
Series C Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and without further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

        3.3.14. Definitions.  In addition to any other terms defined herein,
                -----------
the following terms shall have the meanings indicated for purposes of this
Section 3.3:

        "Purchase Price" means, (i) with respect to the issuance of Common Stock, the cash purchase price per share and (ii) with respect to the issuance of Common Stock Equivalents, the cash purchase price, plus the applicable additional consideration payable upon conversion, exercise or exchange of such Common Stock Equivalent, per share of Common Stock into or for which such Common Stock Equivalents are convertible, exercisable or exchangeable. In case (x) shares of Common Stock and one or more Common Stock Equivalents or (y) two or more different Common Stock Equivalents, are issued as units or in a single transaction or a series of related transactions, the portion of the cash purchase price deemed to be paid for the Common Stock Equivalents shall not be less than the fair value thereof as determined by mutual agreement among (a) the Corporation, (b) the holders of not less than 50% of the then outstanding Series B Preferred held by holders of Series NB Warrants and Series C Preferred voting together as a class on an as-converted and as-exercised basis, and (c) the holders of not less than 50% of the then outstanding Series D Preferred, and if the Corporation and such holders have not agreed on the fair value of such Common Stock Equivalents prior to the date of such issuance, the fair value of such Common Stock Equivalents shall be determined by a nationally recognized investment banking firm selected by (a) the holders of not less than 50% of the then outstanding Series B Preferred held by holders of Series NB Warrants and Series C Preferred voting together as a class on an as-converted and as-exercised basis, and (b) the holders of not less than 50% of the then outstanding Series D Preferred, subject to the consent of the Corporation, which shall not be unreasonably withheld.

        "Series C Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series C Preferred is convertible pursuant to Section 3.3.7 and shall be determined by dividing (i) $1.23 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series C PIK Election) and stock combinations of the Series C Preferred or pursuant to Section 3.3.7(g)) by (ii) the Series C Conversion Price. The Series C Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in paragraph (c) of Section 3.3.7.

        "Series C Conversion Price" means, as of the Series F Issue Date, $1.23, and, thereafter is subject to adjustment for stock splits, reverse splits, stock dividends (other than a Series C PIK Election) and stock combinations of the Series C Preferred and as provided in Section 3.3.7. Notwithstanding the foregoing, the Series C Conversion Price shall not be less than the par value of one share of Common Stock.

        "Series C Issue Date" means the first date on which shares of Series C Preferred are issued.

     "Series C Liquidation Value" means the greater of (i) $.6547 (as adjusted for stock splits, reverse splits, stock dividends) (other than a Series C PIK Election) and stock combinations, in each case of the Series C Preferred), for each share of Series C Preferred plus all accrued but unpaid dividends on the Series C Preferred or (ii) the per share amount that the holders of Series C Preferred would have received upon liquidation if all shares of Series C Preferred had been converted to Common Stock immediately prior to such liquidation at the Series C Conversion Ratio then in effect, plus all accrued but unpaid dividends on the Series C Preferred.

     "Series C Stated Value" means $.6547 per share (as adjusted for stock splits, reverse splits, stock dividends (other than a Series C PIK Election), and stock combinations of the Series C Preferred or pursuant to Sections 3.3.3(a) (other than in respect of a Series C PIK Election) and 3.3.7(g)).

          3.3.15.   Combined Redemption or Liquidation of Series C Preferred and
                    ------------------------------------------------------------
Series B Preferred.   If a holder of Series C Preferred elects to receive the
------------------
Series C Liquidation Value described in clause (ii) of the definition of Series C Liquidation Value in Section 3.3.14, and the holder of Series C Preferred is to receive the Series C Liquidation Value pursuant to Section 3.3.4 or 3.3.6, such holder must also elect the Series B Liquidation Value described in clause
(ii) of the definition of Series B Liquidation Value in Section 3.2.13 for 1.509 (one point five zero nine) shares of Series B Preferred (as adjusted for Series B Preferred and Series C Preferred stock splits, stock dividends, stock combinations, or Series B or Series C recapitalizations, but not for Series B PIK Elections or Series C PIK Elections) for each share of Series C Preferred for which such holder elects to receive the Series C Liquidation Value described in clause (ii) of the definition of Series C Liquidation Value in Section 3.3.14.

     3.4  Series D Preferred.
          ------------------

          3.4.1.    Designation; Rank.  This series of Preferred Stock shall be
                    -----------------
designated the "Series D Convertible Preferred Stock" with a par value of $.001 per share (the "Series D Preferred"). The Series D Preferred shall rank, with
                ------------------
respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time and to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series D Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Series D Junior Securities"), (ii) on a parity with each
                       --------------------------
other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series D Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series D Parity Securities"), and (iii)
                                    --------------------------
junior to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Series D Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series D Senior Securities"). Without
                                    --------------------------
limiting the generality of the foregoing, the Series A Preferred, Series B Preferred,

Series C Preferred, Series E Preferred and Series F Preferred shall be deemed to be Series D Parity Securities.

        3.4.2. Authorized Number.  The authorized number of shares constituting
               -----------------
the Series D Preferred shall be fifteen million, eight hundred thousand shares (15,800,000).

        3.4.3. Dividends.
               ---------

        (a) Dividends shall accrue from day to day and shall be payable when and as declared by the Corporation's Board of Directors or as otherwise provided in this Section 3.4.3. as follows, out of funds legally available therefor:

               (i) for all periods prior to and including October 15, 1999, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series D Preferred of additional shares of Series D Preferred equal to one hundred forty-five thousandths (.145) of a share of Series D Preferred for each one share of Series D Preferred actually issued and outstanding on October 15, 1999 which dividend shall be cumulative (whether or not earned or declared);

               (ii) for all periods after October 15, 1999 through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series D Preferred of additional shares of Series D Preferred with the number of shares per share of Series D Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on 1.145 shares of Series D Preferred from October 16, 1999 to the record date for such dividend if a cash dividend had accrued during that period at a rate of eight percent (8%) compounded annually with the first compounding occurring on October 16, 2000 of the Series D Stated Value divided by (ii) the Series D Stated Value as of the record date for such dividend which dividend shall be cumulative (whether or not earned or declared); and

               (iii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series D Preferred at an annual rate per share of Series D Preferred of (a) 8% compounded annually of (b) (X) one plus the number shares of Series D Preferred which would be issuable on August 1, 2001 pursuant to clauses (i) and (ii) in respect of a share of Series D Preferred multiplied by (Y) the Series D Stated Value, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in clause (iii) shall be payable in cash out of funds legally available therefor; provided, however, that at the election
                                         --------  -------
(a "Series D PIK Election") of the holders as of the record date for such
    ---------------------
dividend of a majority of the outstanding shares of Series D Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series D Preferred, of additional shares of Series D Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series D Preferred, divided by (ii) the Series D Stated Value as of the record date for such dividend. If the Series D PIK Election is not for the entire amount of the dividend, each holder of Series D Preferred shall receive the same proportion of cash and additional shares of Series D Preferred for each share of Series D Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series D PIK Election" the shares of Series D Preferred received or receivable pursuant to clauses (i),
(ii) or (iii) are deemed received or receivable pursuant to a "Series D PIK Election."

          All additional shares of Series D Preferred issued upon a Series D PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series D PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series D Preferred being the Series D Stated Value as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series D PIK Election is made with respect to such dividend (or portion thereof).

               (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Series D Parity Securities (except dividends on Series D Parity Securities paid in shares of Series D Junior Securities) for any period unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid on the Series D Preferred. If dividends are not so paid, the Series D Preferred, if and to the extent a Series D PIK Election has not been made with respect to such dividends, shall share dividends pro rata with the Series D Parity Securities according to the amount of dividends due and payable with respect to each. No dividends may be paid or set aside for such payment on Series D Junior Securities (except dividends on Series D Junior Securities paid in additional shares of Series D Junior Securities), and no Series D Parity Securities or Series D Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any shares of Series D Parity Securities or Series D Junior Securities (except in each case for (a) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (b) repurchases by the Corporation of Series D Parity Securities or Series D Junior Securities solely funded by life insurance proceeds, or (c) a payment in respect of fractional shares) if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series D Preferred.

               (c) If, in any year, any cash or other distributions are declared by the Corporation's Board of Directors to be paid on Common Stock (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), other than dividends or distributions of shares of Common Stock that are referred to in clause (i) of
Section 3.4.7(c), then an additional dividend shall be paid at the same time to the holders of the Series D Preferred at the rate per share equal to the product of (x) such per share dividend on the Common Stock multiplied by (y) the number of shares of Common Stock into which each share of Series D Preferred (including any issuable upon the payment of any accrued but unpaid Series D PIK

Election) is then convertible. Dividends payable to the holders of the Series D Preferred pursuant to this Section 3.4.3(c) shall be paid in the same form as paid to holders of Common Stock. Solely for purposes of this Section 3.4.3(c), the term "distribution" means any transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares funded solely with the proceeds of life insurance covering certain executives of the Corporation as provided in the Shareholders' Agreement or approved by the Corporation's Board of Directors, (iii) any distribution that is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iv) a payment of dissenter's rights or in respect of fractional shares.

               (d) The Corporation shall at all times reserve and keep available for issuance upon a Series D PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series D Preferred as will from time to time be necessary to permit the maximum then available Series D PIK Election, and shall take all action required to increase the authorized number of shares of Series D Preferred if necessary to permit the maximum then available Series D PIK Election.

               (e) All accrued but unpaid dividends on Series D Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in Section 3.4.4 as a component of the Series D Liquidation Value. All accrued but unpaid dividends in respect of a particular share of Series D Preferred shall be paid upon conversion of that share pursuant to Section 3.4.7. All accrued but unpaid dividends in respect of a particular share of Series D Preferred shall be paid upon a redemption pursuant to Section 3.4.6 as a component of the Series D Redemption Price.

               3.4.4.    Liquidation.
                         -----------

               (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series D Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series D Junior Securities, an amount equal to the Series D Liquidation Value with respect to each outstanding share of Series D Preferred.

               (b) Unless waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred voting as a single class on an as converted basis, the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this Section 3.4.4.

          (c) After the payment to the holders of the Series D Preferred of the full amounts provided for in this Section 3.4.4, the holders of Series D Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of Series D Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.4.4(a) above, no such distribution shall be made on account of any Series D Parity Securities unless proportionate amounts are distributed to the holders of Series D Preferred, ratably, in proportion to the full amounts for which holders of Series D Preferred and all such Series D Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

          3.4.5. Voting Rights.  The holder of each share of Series D Preferred
                 -------------
shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred could be converted, pursuant to the provisions of
Section 3.4.7 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or the Shareholders' Agreement or as required by law, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred and Common Stock shall vote together as a single class on all matters and not as separate classes.

          3.4.6. Redemption.
                 ----------

          (a) The Corporation may not require the redemption of any shares of Series D Preferred. The holder or holders of at least 66-2/3% of the outstanding shares of Series D Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 66-2/3% of the outstanding shares of Series D Preferred (a "Series D Redemption Notice") require the
                                 --------------------------
Corporation to redeem, out of funds legally available therefor, any or all outstanding shares of Series D Preferred (including shares not held by such holder or holders). The redemption price per share of Series D Preferred (the "Series D Redemption Price") payable pursuant to this Section 3.4.6 shall be the
 -------------------------
Series D Liquidation Value of such share as of the Series D Redemption Date (hereinafter defined). For the purpose of determining the "per share amount" in the definition of Series D Liquidation Value, the value of each share of Common Stock shall equal the Fair Market Value. Unless waived by the Corporation, a Series D Redemption Notice is irrevocable with respect to the holders giving such notice.

          (b) Promptly upon the determination of the Series D Redemption Price, the Corporation shall (i) give notice of the Series D Redemption Price to the holders requesting redemption and to holders of Series D Preferred required to accept redemption pursuant to Section 3.4.6(a), if any, stating the redemption date (the "Series D Redemption Date"), which Series D Redemption Date
                      ------------------------
shall be no less than twenty (20) days and no more than forty (40) days following the date of the Series D Redemption Notice, and (ii) give notice to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series E Preferred and Series F Preferred stating the Series D Redemption Date. On the Series D Redemption Date, the Corporation shall, unless such shares of Series D Preferred have been previously surrendered for conversion pursuant to Section 3.4.7, redeem the shares of Series D Preferred set forth in the Series D Redemption Notice at a price per share equal to the Series D Redemption Price, upon submission of certificates of the Series D Preferred in accordance with Section 3.4.6(c) hereof.

          (c) Except as provided in Section 3.4.6(d), on or after the Series D Redemption Date, a holder of Series D Preferred requesting redemption of or otherwise required to redeem Series D Preferred set forth in the Series D Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series D Preferred evidenced by a certificate are not redeemed, the Corporation shall on the Series D Redemption Date deliver to the owner a new certificate in the name of the owner for the unredeemed shares.

          (d) From and after the Series D Redemption Date, unless there shall have been a default in payment of the Series D Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series D Preferred for which redemption has been requested (except the right to receive the Series D Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to paragraphs 3.4.6(e) and 3.4.6(f), if the funds of the Corporation legally available for redemption of shares of Series D Preferred on the Series D Redemption Date are insufficient to redeem the total number of shares of Series D Preferred to be redeemed on such date, (i) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (ii) the shares of Series D Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and
(iii) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series D Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

          (e) If and to the extent, not later than five (5) days prior to the Series D Redemption Date, the Corporation receives a Series A Redemption Notice pursuant to Section 3.1.6(c), a Series B Redemption Notice pursuant to Section 3.2.6(a), a Series C Redemption Notice pursuant to Section 3.3.6(a), a Series E Redemption Notice pursuant to Section 3.5.6(a), or a Series F Redemption Notice pursuant to Section 3.6.6(a), the Series A Redemption Date (as defined in
Section 3.1.6(c)), the Series B Redemption Date (as defined in Section 3.2.6(b)), the Series C Redemption Date (as defined in Section 3.3.6(b)), the Series E Redemption Date (as defined in Section 3.5.6(b)) or the Series F Redemption Date (as defined in Section 3.6.6(b)), notwithstanding any contrary provision in Section 3.1.6(c), Section 3.2.6(b), Section 3.3.6(b), Section 3.5.6(b) or Section 3.6.6(b), shall be the same as the Series D Redemption Date (such date being the "Redemption Date") with respect to the shares of Series A
                      ---------------
Preferred designated for redemption in such Series A Redemption Notice, shares of Series B Preferred designated for redemption in such Series B Redemption Notice, shares of Series C Preferred designated for redemption in such Series C Redemption Notice, shares of Series E Preferred designated for redemption in such Series E Redemption Notice and shares of Series F Preferred designated for redemption in such Series F Redemption Notice.

          (f) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

          3.4.7. Conversion.  (a)  Upon the earlier of (i) the consummation of a
                 ----------
Qualified IPO or (ii) for each of at least 20 consecutive trading days after an initial public offering of the Common Stock the aggregate market capitalization of the Free Common Stock is at least $25 million and the Common Stock has a Current Market Price of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock), each share of Series D Preferred shall automatically be converted into a number of shares of Common Stock at the then effective Series D Conversion Ratio. In addition, (x) at the option of the holder of any Series D Preferred, such holder shall have the right, at any time and from time to time prior to or after the consummation of an initial public offering of the Common Stock, by written notice to the Corporation, to convert any and all shares of Series D Preferred owned by such holder at such time into a number of shares of Common Stock, at the then effective Series D Conversion Ratio, and (y) upon the election of holders of at least 51% of the then outstanding Series D Preferred either at a duly called shareholders meeting or by written consent, all of the outstanding Series D Preferred shall automatically convert into Common Stock at the then applicable conversion ratio for such stock.

          (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series D Preferred into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series D Preferred.

          (c) The Series D Conversion Ratio shall be subject to adjustment from time to time as follows:

                 (i) In case the Corporation shall at any time or from time to time after the Series D Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series D Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the

Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which
Section 3.4.7(g) applies.

          (ii) Except with respect to Excluded Securities, if the Corporation shall, while there are any shares of Series D Preferred outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a Purchase Price (as defined in Section 3.4) less than the applicable Series D Conversion Price in effect immediately prior to such issuance or sale, then in each such case such applicable Series D Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such applicable Series D Conversion Price by a fraction:

          (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Series D Conversion Price then in effect), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the applicable Series D Conversion Price in effect immediately prior to such issuance, and

          (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Conversion Price then in effect), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                    The provisions of the foregoing paragraph as they may apply to the Series D Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of holders of at least 66 2/3% of the then outstanding shares of Series D Preferred (voting as a separate class).

          (iii)(A) For the purposes of Section 3.4.7(c)(ii), the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the applicable Series D Conversion Price if the Purchase Price (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the applicable Series D Conversion Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Except as provided in subparagraph B below, no adjustment of the applicable Series D Conversion Price shall be made under 3.4.7(c)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                    (B) Should the Purchase Price of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the applicable Series D Conversion Price will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Purchase Price of such securities, and (y) had the adjustments made to the applicable Series D Conversion Price since the date of issuance of such Common Stock Equivalents been made to such applicable Series D Conversion Price as adjusted pursuant to clause (A) immediately above. Any adjustment of the applicable Series D Conversion Price with respect to 3.4.7(c)(ii) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Series D Conversion Price effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                    (C) The Purchase Price which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

               (iv) For purposes of this Section 3.4.7(c), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock and/or Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Corporation in connection with the sale or issuance of shares of Common Stock (or Common Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value.

               (v) The Series D Conversion Ratio shall not be adjusted because of any "Series F Additional Adjustment" pursuant to Section 3.6.7(c)(v) hereof.

          (d) The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred which is being converted.

          (e) The Corporation will at no time close its transfer books against the transfer of any Series D Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred, in any manner which interferes with the timely conversion of such Series D Preferred, except as may otherwise be required to comply with applicable securities laws.

          (f) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.4.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series D Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series D Preferred.

          (g) If the Corporation shall be a party to any Transaction (but excluding (i) any Transaction for which provision for adjustment is otherwise made in this Section 3.4.7 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.4.4), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series D Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions set forth in this
Section 3.4.7 with respect to the rights and interest thereafter of the holders of the Series D Preferred, to the end that the provisions set forth in this
Section 3.4.7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series D Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.4.7(g) shall similarly apply to successive Transactions.

          (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as has been approved by the holders of at least 51% of the then outstanding Series D Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4.7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred against impairment.

          (i) All calculations under this Section 3.4.7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series D Preferred pursuant to this Section 3.4.7, the Corporation may pay cash based on the Series D Conversion Price in lieu of issuing fractional shares.

          3.4.8. Notice of Certain Events.  In case, at any time while any
                 ------------------------
shares of Series D Preferred are outstanding:

          (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

          (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

          (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

          (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

          (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series D Preferred and to each of the holders of shares of Series D Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series D Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series D Preferred by the holders of a majority of the outstanding Series D Preferred.

          3.4.9.  Certain Remedies.  Any registered holder of Series D Preferred
                  ----------------
may proceed to protect and enforce its rights and the rights of any other holders of Series D Preferred with any and all remedies available at law or in equity.

          3.4.10. Protective Provisions.  So long as any shares of Series D
                  ---------------------
Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holder or holders of at least 50.1% of the then outstanding shares of Series D Preferred:

          (a) alter or change the rights, preference or privileges of the shares of Series D Preferred or otherwise amend the Certificate of Incorporation, in either case, whether by merger, consolidation or otherwise, so as to affect adversely the shares of Series D Preferred;

          (b) increase the authorized number of shares of Series D Preferred except to pay, or reserve for payment, upon a Series D PIK Election;

          (c) except as provided by the Shareholders' Agreement or upon a Series D PIK Election, authorize the issuance of, issue, or sell any additional shares of Series D Preferred; or

          (d)     except for Excluded Securities defined in clauses (iii), (iv),
(vi) or (vii) of the definition of Excluded Securities, create or designate, or authorize the issuance of, any new class or series of stock (i) which are Series D Senior Securities or Series D Parity Securities, (ii) having rights similar to any rights of the Series D Preferred under Section 3.4.5 hereof or (iii) convertible into any class or series of stock described in clause (i) of this paragraph (d).

          3.4.11. Major Transactions.  For so long as the outstanding shares
                  ------------------
of Series D Preferred represent, on an as-converted basis, 5% of the aggregate voting power of all of the outstanding voting stock of the Corporation, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 50.1% of the then outstanding shares of Series D Preferred:

          (a) consolidate or merge with or into any Person or enter into any similar business combination transaction (including a sale of substantially all of its assets) or effect any transaction or series of transactions in which more than 33-1/3% of its voting securities are transferred to another Person, except
(i) pursuant to a Qualified IPO or (ii) any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Corporation;

          (b) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation or the Corporation's By-laws;

          (c) alter or change through any means the preferences, rights, privileges or powers of the Series D Preferred so as to adversely affect the Series D Preferred;

          (d) create or designate, authorize the issuance of, or issue or sell any new series or class of securities (or warrants, options or convertible or exchangeable securities), or increase the authorized number of, authorize the issuance of, or issue, any additional shares of Common Stock or Preferred Stock (or warrants, options, or rights to acquire, or securities convertible into or exchangeable for, Common Stock or Preferred Stock), except (i) pursuant to a Qualified IPO, (ii) as consideration for an acquisition approved by the Corporation's Board of Directors and which securities are valued in the acquisition of less than $1,000,000, (iii) pursuant to any stock option plan or employee stock purchase plan duly adopted by the Corporation's Board of Directors or (iv) Excluded Securities;

          (e) increase the number of authorized directors of the Corporation's Board of Directors above ten, except for an increase to eleven if holders of the Series F Preferred Stock appoints a Director as provided in the Shareholder's Agreement;

          (f)  voluntarily liquidate, dissolve or wind up;

          (g) pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on, any shares of its capital stock or other equity securities except as required by the terms of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred;

          (h) redeem, purchase or otherwise acquire, any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Corporation or its Subsidiaries, except for (w) repurchases funded solely with the proceeds of life insurance approved by the Corporation's Board of Directors, (x) redemptions or repurchases of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred permitted or required under this Certificate of Incorporation, (y) cashless exercises of options or warrants or (z) as otherwise provided in the Shareholders' Agreement;

          (i) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $250,000;

          (j) enter into or commit to enter any joint ventures (other than in the ordinary course of business) or any partnerships or establish any non-wholly-owned subsidiaries, in each case, where the contributions or investments by the Corporation is in excess of $400,000 in cash or assets;

          (k) sell, lease, transfer or otherwise dispose of any asset or group of assets for consideration, in an annual aggregate amount (as to the Corporation and any and all of its Subsidiaries), in excess of $500,000;

          (l) create, incur, assume or suffer to exist any indebtedness of the Corporation or any of its subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an annual aggregate net incurred amount (as to the Corporation and all of its Subsidiaries) in excess of $1,000,000 excluding such indebtedness that exists as of the Series F Issue Date;

          (m) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an annual aggregate amount (as to the Corporation and all of its Subsidiaries) in excess of $1,000,000 excluding liens on assets that exist as of the Series F Issue Date;

          (n) in the case of the Corporation's executive officers, amend, modify or grant any waiver under any material provision of any employment agreement or under any non-competition provision or agreement to which the Corporation is a party or is bound;

          (o) create or issue any stock options, warrants or other Common Stock Equivalents, other than Excluded Securities, or modify, amend or grant any waiver of any provision of, any stock options, warrants or other Common Stock Equivalents, other than Excluded Securities described in clause (i) of the definition of Excluded Securities in Section 3.2.13, outstanding as of the date hereof,

          (p) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (a) through (o).

          3.4.12. Reports as to Adjustments. Upon any adjustment of the
                  -------------------------
Series D Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 3.4.7, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series D Preferred as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, with the original being delivered to the transfer agent for the Series D Preferred, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series D Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted pursuant to
Section 3.4.7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

          3.4.13. No Reissuance of Series D Preferred.  No share or shares of
                  -----------------------------------
Series D Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and without further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

          3.4.14. Definitions.  In addition to any other terms defined herein,
                  -----------
the following terms shall have the meanings indicated for purposes of this
Section 3.4:

     "Purchase Price" has the meaning given that term in Section 3.3.14.

     "Series D Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series D Preferred is convertible pursuant to

Section 3.4.7 and shall be determined by dividing (i) $1.23 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series D PIK Election) and stock combinations of the Series D Preferred or pursuant to
Section 3.4.7(g)) by (ii) the Series D Conversion Price. The Series D Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in paragraph (c) of Section 3.4.7.

     "Series D Conversion Price" means, as of the Series F Issue Date, $1.23 and, thereafter is subject to adjustment for stock splits, reverse splits, stock dividends (other than a Series D PIK Election) and stock combinations of the Series D Preferred and as provided in Section 3.4.7. Notwithstanding the foregoing, the Series D Conversion Price shall not be less than the par value of one share of Common Stock.

     "Series D Issue Date"means the first date on which shares of Series D Preferred are issued.

     "Series D Liquidation Value" means the greater of (i) $1.23 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series D PIK Election) and stock combinations, in each case of the Series D Preferred), for each share of Series D Preferred plus all accrued but unpaid dividends on the Series D Preferred or (ii) the per share amount that the holders of the Series D Preferred would have received upon liquidation if all shares of Series D Preferred had been converted to Common Stock immediately prior to such liquidation at the Series D Conversion Price then in effect, plus all accrued but unpaid dividends on the Series D Preferred.

     "Series D Stated Value" means $1.23 per share (as adjusted for stock splits, reverse splits, stock dividends (other than a Series D PIK Election), and stock combinations of the Series D Preferred or pursuant to Sections 3.4.3(a) (other than in respect of a Series D PIK Election) and 3.4.7(g)).

     3.5  Series E Preferred.
          ------------------

          3.5.1. Designation; Rank.  This series of Preferred Stock shall be
                 -----------------
designated the "Series E Convertible Preferred Stock" with a par value of $.001 per share (the "Series E Preferred"). The Series E Preferred shall rank, with
                ------------------
respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time and to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series E Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Series E Junior Securities"), (ii) on a parity with each
                       --------------------------
other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series E Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series E Parity Securities"), and (iii)
                                    --------------------------
junior to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Series E Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the
"Series E Senior Securities"). Without limiting the generality of the foregoing,
 --------------------------
the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred shall be deemed to be Series E Parity Securities.

        3.5.2. Authorized Number.  The authorized number of shares constituting
               -----------------
the Series E Preferred shall be eight million three hundred thousand
(8,300,000).

        3.5.3. Dividends.
               ---------

          (a) Dividends shall accrue from day to day and shall be payable when and as declared by the Corporation's Board of Directors or as otherwise provided in this Section 3.5.3. as follows, out of funds legally available therefor:

               (i) for all periods prior to and including October 15, 1999, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series E Preferred of additional shares of Series E Preferred equal to one tenth (.10) of a share of Series E Preferred for each one share of Series E Preferred actually issued and outstanding on October 15, 1999 which dividend shall be cumulative (whether or not earned or declared);

               (ii) for all periods after October 15, 1999 through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series E Preferred of additional shares of Series E Preferred with the number of shares per share of Series E Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on 1.100 shares of Series E Preferred from October 16, 1999, to the record date for such dividend if a cash dividend had accrued during that period at a rate of eight percent (8%) compounded annually with the first compounding occurring on October 16, 2000 of the Series E Stated Value divided by (ii) the Series E Stated Value as of the record date for such dividend which dividend shall be cumulative (whether or not earned or declared); and

               (iii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series E Preferred at an annual rate per share of Series E Preferred of (a) 8% compounded annually of (b) (X) one plus the number shares of Series E which would be issuable on August 1, 2001 pursuant to clauses (i) and (ii) in respect of a share of Series E Preferred multiplied by (Y) the Series E Stated Value, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in clause (iii) shall be payable in cash out of funds legally available therefor; provided, however, that at the election
                                         --------  -------
(a "Series E PIK Election") of the holders as of the record date for such
    ---------------------
dividend of a majority of the outstanding shares of Series E Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series E Preferred, of additional shares of Series E Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series E Preferred, divided by (ii) the Series E Stated Value as of the record date for such dividend. If the Series E PIK Election is not for the entire amount of the dividend, each holder of Series E Preferred shall receive the same proportion of cash and additional shares of Series E Preferred for each share of Series E Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series E PIK Election" the shares of Series E Preferred received or receivable pursuant to clauses (i),
(ii) or (iii) are deemed received or receivable pursuant to a "Series E PIK Election."

          All additional shares of Series E Preferred issued upon a Series E PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series E PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series E Preferred being the Series E Stated Value as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series E PIK Election is made with respect to such dividend (or portion thereof).

               (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Series E Parity Securities (except dividends on Series E Parity Securities paid in shares of Series E Junior Securities) for any period unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid on the Series E Preferred. If dividends are not so paid, the Series E Preferred, if and to the extent a Series E PIK Election has not been made with respect to such dividends, shall share dividends pro rata with the Series E Parity Securities according to the amount of dividends due and payable with respect to each. No dividends may be paid or set aside for such payment on Series E Junior Securities (except dividends on Series E Junior Securities paid in additional shares of Series E Junior Securities), and no Series E Parity Securities or Series E Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any shares of Series E Parity Securities or Series E Junior Securities (except in each case for (a) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (b) repurchases by the Corporation of Series E Parity Securities or Series E Junior Securities solely funded by life insurance proceeds, or (c) a payment in respect of fractional shares) if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series E Preferred.

               (c) If, in any year, any cash or other distributions are declared by the Corporation's Board of Directors to be paid on Common Stock (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), other than dividends or distributions of shares of Common Stock that are referred to in clause (i) of
Section 3.5.7(c), then an additional dividend shall be paid at the same time to the holders of the Series E Preferred at the rate per share equal to the product of (x) such per share dividend on the Common

Stock multiplied by (y) the number of shares of Common Stock into which each share of Series E Preferred (including any issuable upon the payment of any accrued but unpaid Series E PIK Election) is then convertible. Dividends payable to the holders of the Series E Preferred pursuant to this Section 3.5.3(c) shall be paid in the same form as paid to holders of Common Stock. Solely for purposes of this Section 3.5.3(c), the term "distribution" means any transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares funded solely with the proceeds of life insurance covering certain executives of the Corporation as provided in the Shareholders' Agreement or approved by the Corporation's Board of Directors, (iii) any distribution that is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iv) a payment of dissenter's rights or in respect of fractional shares.

        (d) The Corporation shall at all times reserve and keep available for issuance upon a Series E PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series E Preferred as will from time to time be necessary to permit the maximum then available Series E PIK Election, and shall take all action required to increase the authorized number of shares of Series E Preferred if necessary to permit the maximum then available Series E PIK Election.

        (e) All accrued but unpaid dividends on Series E Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in Section
3.5.4 as a component of the Series E Liquidation Value. All accrued but unpaid dividends in respect of a particular share of Series E Preferred shall be paid upon conversion of that share pursuant to Section 3.5.7. All accrued but unpaid dividends in respect of a particular share of Series E Preferred shall be paid upon a redemption pursuant to Section 3.5.6 as a component of the Series E Redemption Price.

        3.5.4. Liquidation.
               -----------

        (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series E Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series E Junior Securities, an amount equal to the Series E Liquidation Value with respect to each outstanding share of Series E Preferred.

        (b) Unless both (i) waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred voting as a single class on an as converted basis, and (ii) waived by the Series B Preferred under Section 3.2.3(b), Series C Preferred under Section 3.3.3(b) and Series D Preferred under Section 3.4.3(b), the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation

(other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this Section 3.5.4.

        (c) After the payment to the holders of the Series E Preferred of the full amounts provided for in this Section 3.5.4, the holders of Series E Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

        (d) In the event the assets of the Corporation available for distribution to the holders of Series E Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.5.4(a) above, no such distribution shall be made on account of any Series E Parity Securities unless proportionate amounts are distributed to the holders of Series E Preferred, ratably, in proportion to the full amounts for which holders of Series E Preferred and all such Series E Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

        3.5.5. Voting Rights.  The holder of each share of Series E Preferred
               -------------
shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series E Preferred could be converted, pursuant to the provisions of
Section 3.5.7 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or the Shareholders' Agreement or as required by law, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred and Common Stock shall vote together as a single class on all matters and not as separate classes.

        3.5.6. Redemption.
               ----------

        (a) The Corporation may not require the redemption of any shares of Series E Preferred. The holder or holders of at least 66-2/3% of the outstanding shares of Series E Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 66-2/3% of the outstanding shares of Series E Preferred (a "Series E Redemption Notice") require the
                                 --------------------------
Corporation to redeem, out of funds legally available therefor, any or all outstanding shares of Series E Preferred (including shares not held by such holder or holders). The redemption price per share of Series E Preferred (the "Series E Redemption Price") payable pursuant to this Section 3.5.6 shall be the
 -------------------------
Series E Liquidation Value of such share as of the Series E Redemption Date (hereinafter defined). For the purpose of determining the "per share amount" in the definition of Series E Liquidation Value, the value of each share of Common Stock shall equal the Fair Market Value. Unless waived by the Corporation, a Series E Redemption Notice is irrevocable with respect to the holders giving such notice.

        (b) Promptly upon the determination of the Series E Redemption Price, the Corporation shall (i) give notice of the Series E Redemption Price to the holders requesting redemption and to holders of Series E Preferred required to accept redemption pursuant to Section 3.5.6(a), if any, stating the redemption date (the "Series E Redemption Date"), which Series E Redemption Date shall be no
      ------------------------
less than twenty (20) days and no more than forty (40) days following the date of the Series E Redemption Notice, and (ii) give notice to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred stating the Series E Redemption Date. On the Series E Redemption Date, the Corporation shall, unless such shares of Series E Preferred have been previously surrendered for conversion pursuant to Section 3.5.7, redeem the shares of Series E Preferred set forth in the Series E Redemption Notice at a price per share equal to the Series E Redemption Price, upon submission of certificates of the Series E Preferred in accordance with Section 3.5.6(c) hereof.

        (c) Except as provided in Section 3.5.6(d), on or after the Series E Redemption Date, a holder of Series E Preferred requesting redemption of or otherwise required to redeem Series E Preferred set forth in the Series E Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series E Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series E Preferred evidenced by a certificate are not redeemed, the Corporation shall on the Series E Redemption Date deliver to the owner a new certificate in the name of the owner for the unredeemed shares.

        (d) From and after the Series E Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series E Preferred for which redemption has been requested (except the right to receive the Series E Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to paragraphs 3.5.6(e) and 3.5.6(f), if the funds of the Corporation legally available for redemption of shares of Series E Preferred on the Series E Redemption Date are insufficient to redeem the total number of shares of Series E Preferred to be redeemed on such date, (i) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (ii) the shares of Series E Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and
(iii) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series E Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

        (e) If and to the extent, not later than five (5) days prior to the Series E Redemption Date, the Corporation receives a Series A Redemption Notice pursuant to Section 3.1.6(c), a Series B Redemption Notice pursuant to Section 3.2.6(a), a Series C Redemption Notice pursuant to Section 3.3.6(a) a Series D Redemption Notice pursuant to Section 3.4.6(a), or a Series F Redemption Notice pursuant to Section 3.6.6(a), the Series A Redemption Date (as defined in
Section 3.1.6(c)), the Series B Redemption Date (as defined in Section 3.2.6(b)), the Series C Redemption Date (as defined in Section 3.3.6(b)), the Series D Redemption Date (as defined in Section 3.4.6(b)) or the Series F Redemption Date (as defined in Section 3.6.6(b)), notwithstanding any contrary provision in Section 3.1.6(c), Section 3.2.6(b),
Section 3.3.6(b), Section 3.4.6(b) or Section 3.6.6(b), shall be the same as the Series E Redemption Date (such date being the "Redemption Date") with respect to
                                               ---------------
the shares of Series A Preferred designated for redemption in such Series A Redemption Notice, shares of Series B Preferred designated for redemption in such Series B Redemption Notice, shares of Series C Preferred designated for redemption in such Series C Redemption Notice, shares of Series D Preferred designated for redemption in such Series D Redemption Notice and shares of Series F Preferred designated for redemption in such Series F Redemption Notice.

          (f) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

          3.5.7. Conversion.  (a)  Upon the earlier of (i) the consummation
                 ----------
of a Qualified IPO or (ii) for each of at least 20 consecutive trading days after an initial public offering of the Common Stock the aggregate market capitalization of the Free Common Stock is at least $25 million and the Common Stock has a Current Market Price of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock), each share of Series E Preferred shall automatically be converted into a number of shares of Common Stock at the then effective Series E Conversion Ratio. In addition, (x) at the option of the holder of any Series E Preferred, such holder shall have the right, at any time and from time to time prior to or after the consummation of an initial public offering of the Common Stock, by written notice to the Corporation, to convert any and all shares of Series E Preferred owned by such holder at such time into a number of shares of Common Stock, at the then effective Series E Conversion Ratio, and (y) upon the election of holders of at least 51% of the then outstanding Series E Preferred either at a duly called shareholders meeting or by written consent, all of the outstanding Series E Preferred shall automatically convert into Common Stock at the then applicable conversion ratio for such stock.

          (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series E Preferred into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series E Preferred.

          (c) The Series E Conversion Ratio shall be subject to adjustment from time to time as follows:

                 (i) In case the Corporation shall at any time or from time to time after the Series E Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series E Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series E Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series E Preferred been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective
(x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 3.5.7(g) applies.

                    (ii) Except with respect to Excluded Securities, if the Corporation shall, while there are any shares of Series E Preferred outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a Purchase Price (as defined in Section 3.5) less than the applicable Series E Conversion Price in effect immediately prior to such issuance or sale, then in each such case such applicable Series E Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such applicable Series E Conversion Price by a fraction:

                    (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Series E Conversion Price then in effect), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the applicable Series E Conversion Price in effect immediately prior to such issuance, and

                    (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Conversion Price then in effect), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                         The provisions of the foregoing paragraph as they may
apply to the Series E Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of holders of at least 66 2/3% of the then outstanding shares of Series E Preferred (voting as a separate class).


                    (iii)(A) For the purposes of Section 3.5.7(c)(ii), the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the applicable Series E Conversion Price if the Purchase Price (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the applicable Series E Conversion Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Except as provided in subparagraph B below, no adjustment of the applicable Series E Conversion Price shall be made under 3.5.7(c)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                         (B)  Should the Purchase Price of any such Common Stock
Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the applicable Series E Conversion Price will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Purchase Price of such securities, and (y) had the adjustments made to the applicable Series E Conversion Price since the date of issuance of such Common Stock Equivalents been made to such applicable Series E Conversion Price as adjusted pursuant to clause (A) immediately above. Any adjustment of the applicable Series E Conversion Price with respect to 3.5.7(c)(ii) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Series E Conversion Price effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                         (C)  The Purchase Price which may be received by the
Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                    (iv) For purposes of this Section 3.5.7(c), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock and/or Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Corporation in connection with the sale or issuance of shares of Common Stock (or Common Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value.

                    (v) The Series E Conversion Ratio shall not be adjusted because of any "Series F Additional Adjustment" pursuant to Section 3.6.7(c)(v) hereof.

               (d) The issuance of certificates for shares of Common Stock upon conversion of the Series E Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series E Preferred which is being converted.

               (e) The Corporation will at no time close its transfer books against the transfer of any Series E Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series E Preferred, in any manner which interferes with the timely conversion of such Series E Preferred, except as may otherwise be required to comply with applicable securities laws.

               (f) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.5.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series E Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series E Preferred.

               (g) If the Corporation shall be a party to any Transaction (but excluding (i) any Transaction for which provision for adjustment is otherwise made in this Section 3.5.7 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.5.4), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series E Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series E Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions set forth in this
Section 3.5.7 with respect to the rights and interest thereafter of the holders of the Series E Preferred, to the end that the provisions set forth in this
Section 3.5.7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series E Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series E Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.5.7(g) shall similarly apply to successive Transactions.

               (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as has been approved by the holders of at least 51% of the then outstanding Series E Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.5.7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred against impairment.

               (i) All calculations under this Section 3.5.7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series E Preferred pursuant to this Section 3.5.7, the Corporation may pay cash based on the Series E Conversion Price in lieu of issuing fractional shares.

               3.5.8. Notice of Certain Events.  In case, at any time while any
                      ------------------------
shares of Series E Preferred are outstanding:

               (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

               (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

               (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

               (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

               (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series E Preferred and to each of the holders of shares of Series E Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property

(including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series E Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series E Preferred by the holders of a majority of the outstanding Series E Preferred.

               3.5.9.  Certain Remedies.  Any registered holder of Series E
                       ----------------
Preferred may proceed to protect and enforce its rights and the rights of any other holders of Series E Preferred with any and all remedies available at law or in equity.

               3.5.10. Protective Provisions.  So long as any shares of Series E
                       ---------------------
Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holder or holders of at least 50.1% of the then outstanding shares of Series E Preferred:

               (a) alter or change the rights, preference or privileges of the shares of Series E Preferred or otherwise amend the Certificate of Incorporation, in either case, whether by merger, consolidation or otherwise, so as to affect adversely the shares of Series E Preferred (provided, however, that the approval of the holders of Series E Preferred shall not be required for any alteration or change of the rights of such holders upon liquidation as set forth in Section 3.5.4 or redemption as set forth in Section 3.5.6 (including changes to the definition of Series E Liquidation Value) so long as similar changes are made to the terms of the Series B Preferred, Series C Preferred and Series D Preferred);

               (b) increase the authorized number of shares of Series E Preferred except to pay, or reserve for payment, upon a Series E PIK Election; or

               (c) except as provided by the TCI Purchase Agreement or the Shareholders' Agreement or upon a Series E PIK Election, authorize the issuance of, issue, or sell any additional shares of Series E Preferred.

               3.5.11. Reports as to Adjustments.  Upon any adjustment of the
                       -------------------------
Series E Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 3.5.7, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series E Preferred as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, with the original being delivered to the transfer agent for the Series E Preferred, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series E Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted pursuant to
Section 3.5.7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

               3.5.12. No Reissuance of Series E Preferred.  No share or shares
                       -----------------------------------
of Series E Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and without further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

               3.5.13. Definitions.  In addition to any other terms defined
                       -----------
herein, the following terms shall have the meanings indicated for purposes of this Section 3.5:

          "Purchase Price" has the meaning given that term in Section 3.3.14.

          "Series E Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series E Preferred is convertible pursuant to Section 3.5.7 and shall be determined by dividing (i) $1.48 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series E PIK Election) and stock combinations of the Series E Preferred or pursuant to Section 3.5.7(g)) by (ii) the Series E Conversion Price. The Series E Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in paragraph (c) of Section 3.5.7.

          "Series E Conversion Price" means, as of the Series F Issue Date, $1.48 and, thereafter is subject to adjustment for stock splits, reverse splits, stock dividends (other than a Series E PIK Election) and stock combinations of the Series E Preferred and as provided in Section 3.5.7. Notwithstanding the foregoing, the Series E Conversion Price shall not be less than the par value of one share of Common Stock.

          "Series E Issue Date" means the first date on which shares of Series E Preferred are issued.

          "Series E Liquidation Value" means the greater of (i) $1.48 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series E PIK Election) and stock combinations, in each case of the Series E Preferred), for each share of Series E Preferred plus all accrued but unpaid dividends on the Series E Preferred or (ii) the per share amount that the holders of the Series E Preferred would have received upon liquidation if all shares of Series E Preferred had been converted to Common Stock immediately prior to such liquidation at the Series E Conversion Price then in effect, plus all accrued but unpaid dividends on the Series E Preferred.

          "Series E Stated Value" means $1.48 per share (as adjusted for stock splits, reverse splits, stock dividends (other than a Series E PIK Election) and stock combinations of the Series E Preferred or pursuant to Sections 3.5.3(a) (other than in respect of a Series E PIK Election) and 3.5.7(g)).

          3.6  Series F Preferred.
               ------------------

               3.6.1. Designation; Rank.  This series of Preferred Stock shall
                      -----------------
be designated the "Series F Convertible Preferred Stock" with a par value of $.001 per share (the "Series F Preferred"). The Series F Preferred shall rank,
                      ------------------
with respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time and to each other class of capital stock or series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock do not expressly provide that it ranks senior to or on parity with, the Series F Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Series F Junior
                                                    ---------------
Securities"), (ii) on a parity with each other class of capital stock  or series
----------
of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Series F Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series F
                                                                      --------
Parity Securities"), and (iii) junior to each other class of capital stock or
-----------------
series of preferred stock issued by the Corporation or established by the Corporation's Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Series F Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, the "Series
                                                                          ------
F Senior Securities"). Without limiting the generality of the foregoing, the
-------------------
Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be deemed to be Series F Parity Securities.

               3.6.2. Authorized Number.  The authorized number of shares
                      -----------------
constituting the Series F Preferred shall be nine million one hundred sixty thousand (9,160,000).

               3.6.3. Dividends.
                      ---------

               (a) Dividends shall accrue from day to day and shall be payable when and as declared by the Corporation's Board of Directors or as otherwise provided for in this Section 3.6.3. as follows, out of funds legally available therefor:

                      (i) for all periods after the Series F Issue Date through and including the last day of July, 2001, dividends shall accrue and shall be payable solely by issuance by the Corporation to the holders of the Series F Preferred of additional shares of Series F Preferred with the number of shares per share of Series F Preferred being equal to (i) the dollar amount of the cash dividend which would have accrued on one share of Series F Preferred from the Series F Issue Date, to the record date for such dividend if a cash dividend had accrued during that period at a rate of eight percent (8%) compounded annually with the first compounding occurring on October 16, 2000 of the Series F Stated Value divided by (ii) the Series F Stated Value as of the record date for such dividend which dividend shall be cumulative (whether or not earned or declared); and

                      (ii) commencing on and including August 1, 2001, the foregoing dividends shall not further accrue (but if unpaid shall remain accrued), and in lieu of any further accrual, the Corporation shall accrue and, when and as declared by the Corporation's Board of Directors out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series F Preferred at an annual rate per share of Series F Preferred of
(a) 8%compounded annually of (b) (X) one plus the number shares of Series F which would be issuable on August 1, 2001 pursuant to clause (i) in respect of a share of Series F Preferred multiplied by (Y) the Series F Stated Value, and such dividends shall accrue commencing on and including August 1, 2001 and shall be cumulative (whether or not earned or declared). All dividends first accruing on or after August 1, 2001 as specified in clause (ii) shall be payable in cash out of funds legally available therefor; provided, however, that at the election (a
                                  --------  -------
"Series F PIK Election") of the holders as of the record date for such dividend
 ---------------------
of a majority of the outstanding shares of Series F Preferred, in lieu of payment thereof in cash, the amount of such dividends may be paid, in whole or in part, by issuance by the Corporation to the holders of the Series F Preferred, of additional shares of Series F Preferred, with the number of shares being equal to (i) the dollar amount of the dividend which the holder has elected to receive in the form of additional shares of Series F Preferred, divided by (ii) the Series F Stated Value as of the record date for such dividend. If the Series F PIK Election is not for the entire amount of the dividend, each holder of Series F Preferred shall receive the same proportion of cash and additional shares of Series F Preferred for each share of Series F Preferred held.

          Dividends payable for any period less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          For definitional purposes of the term "Series F PIK Election" the shares of Series F Preferred received or receivable pursuant to clauses (i) or
(ii) are deemed received or receivable pursuant to a "Series F PIK Election."

          All additional shares of Series F Preferred issued upon a Series F PIK Election shall be deemed issued as of the record date for such dividend. No fractional shares shall be issued upon a Series F PIK Election, but rather cash in lieu of fractional shares shall be paid, with the deemed value per whole share of Series F Preferred being the Series F Stated Value as of the record date for such dividend. Any dividend (or portion thereof) shall be deemed fully paid to the extent a Series F PIK Election is made with respect to such dividend (or portion thereof).

               (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Series F Parity Securities (except dividends on Series F Parity Securities paid in shares of Series F Junior Securities) for any period unless full cumulative dividends to be paid hereunder prior to the date thereof shall have been paid on the Series F Preferred. If dividends are not so paid, the Series F Preferred, if and to the extent a Series F PIK Election has not been made with respect to such dividends, shall share dividends pro rata with the Series F Parity Securities according to the amount of dividends due and payable with respect to each. No dividends may be paid or set aside for such payment on Series F Junior Securities (except dividends on Series F Junior Securities paid in additional shares of Series F Junior Securities), and no Series F Parity Securities or Series F Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set aside for payment with respect thereto, nor shall the Corporation permit any corporation or entity directly or indirectly controlled by the Corporation to purchase any shares of Series F Parity Securities or Series F Junior Securities (except in each case for (a) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (b) repurchases by the Corporation of Series F Parity Securities or Series F Junior Securities solely funded by life insurance proceeds, or (c) a payment in respect of fractional shares) if full cumulative dividends to be paid hereunder prior to the date thereof have not been paid on the Series F Preferred.

               (c) If, in any year, any cash or other distributions are declared by the Corporation's Board of Directors to be paid on Common Stock (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), other than dividends or distributions of shares of Common Stock that are referred to in clause (i) of Section 3.6.7(c), then an additional dividend shall be paid at the same time to the holders of the Series F Preferred at the rate per share equal to the product of (x) such per share dividend on the Common Stock multiplied by (y) the number of shares of Common Stock into which each share of Series F Preferred (including any issuable upon the payment of any accrued but unpaid Series F PIK Election) is then convertible. Dividends payable to the holders of the Series F Preferred pursuant to this Section 3.6.3(c) shall be paid in the same form as paid to holders of Common Stock. Solely for purposes of this Section 3.6.3(c), the term "distribution" means any transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation) including, but not limited to, securities of other persons, evidences of indebtedness issued by the Corporation or other persons and assets, but does not include (i) any repurchase of shares from a terminated employee of or consultant to the Corporation in accordance with the terms of the agreement applicable to such employee or consultant providing for such repurchase, (ii) any repurchase of shares funded solely with the proceeds of life insurance covering certain executives of the Corporation as provided in the Shareholders' Agreement or approved by the Corporation's Board of Directors,
(iii) any distribution that is part of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iv) a payment of dissenter's rights or in respect of fractional shares.

               (d) The Corporation shall at all times reserve and keep available for issuance upon a Series F PIK Election, free from any preemptive rights, such number of its authorized but unissued shares of Series F Preferred as will from time to time be necessary to permit the maximum then available Series F PIK Election, and shall take all action required to increase the authorized number of shares of Series F Preferred if necessary to permit the maximum then available Series F PIK Election.

               (e) All accrued but unpaid dividends on Series F Preferred shall be paid pursuant to a liquidation, dissolution or winding up as provided in
Section 3.6.4 as a component of the Series F Liquidation Value. All accrued but unpaid dividends in respect of a particular share of Series F Preferred shall be paid upon conversion of that share pursuant to Section 3.6.7. All accrued but unpaid dividends in respect of a particular share of Series F Preferred shall be paid upon a redemption pursuant to Section 3.6.6 as a component of the Series F Redemption Price.

               3.6.4. Liquidation.
                      -----------

               (a) Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of Series F Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or distribution shall be made on any Series F Junior Securities, an amount equal to the Series F Liquidation Value with respect to each outstanding share of Series F Preferred.

               (b) Unless both (i) waived by the affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred voting as a single class on an as converted basis, and (ii) waived by the Series B Preferred under Section 3.2.3(b), Series C Preferred under Section 3.3.3(b) and Series D Preferred under Section 3.4.3(b), the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) or an exchange or sale of 90% or more of the capital stock of the Corporation to accomplish an acquisition of the Corporation in a single or related transaction shall be deemed to be a liquidation for the purposes of this
Section 3.6.4.

               (c) After the payment to the holders of the Series F Preferred of the full amounts provided for in this Section 3.6.4, the holders of Series F Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

               (d) In the event the assets of the Corporation available for distribution to the holders of Series F Preferred upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3.6.4(a) above, no such distribution shall be made on account of any Series F Parity Securities unless proportionate amounts are distributed to the holders of Series F Preferred, ratably, in proportion to the full amounts for which holders of Series F Preferred and all such Series F Parity Securities are respectively entitled upon such dissolution, liquidation or winding-up.

               3.6.5. Voting Rights.  The holder of each share of Series F
                      -------------
Preferred shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series F Preferred could be converted, pursuant to the provisions of Section 3.6.7 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or the Shareholders' Agreement or as required by law, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred and Common Stock shall vote together as a single class on all matters and not as separate classes.

               3.6.6. Redemption.
                      ----------

               (a) The Corporation may not require the redemption of any shares of Series F Preferred. The holder or holders of at least 60% of the outstanding shares of Series F Preferred may, at their option, at any time, or from time to time, from and after February 20, 2003, upon notice given to the Corporation by the holder or holders of at least 60% of the outstanding shares of Series F Preferred (a "Series F Redemption Notice") require the Corporation to redeem,
              --------------------------
out of funds legally available therefor, any or all outstanding shares of Series F Preferred (including shares not held by such holder or holders). The redemption price per share of Series F Preferred (the "Series F Redemption
                                                       -------------------
Price") payable pursuant to this Section 3.6.6 shall be the Series F Liquidation Value of such share as of the Series F Redemption Date (hereinafter defined). For the purpose of determining the "per share amount" in the definition of Series F Liquidation Value, the value of each share of Common Stock shall equal the Fair Market Value. Unless waived by the Corporation, a Series F Redemption Notice is irrevocable with respect to the holders giving such notice.

               (b) Promptly upon the determination of the Series F Redemption Price, the Corporation shall (i) give notice of the Series F Redemption Price to the holders requesting redemption and to holders of Series F Preferred required to accept redemption pursuant to Section 3.6.6(a), if any, stating the redemption date (the "Series F Redemption Date"), which Series F Redemption Date
                      ------------------------
shall be no less than twenty (20) days and no more than forty (40) days following the date of the Series F Redemption Notice, and (ii) give notice to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred stating the Series F Redemption Date. On the Series F Redemption Date, the Corporation shall, unless such shares of Series F Preferred have been previously surrendered for conversion pursuant to
Section 3.6.7, redeem the shares of Series F Preferred set forth in the Series F Redemption Notice at a price per share equal to the Series F Redemption Price, upon submission of certificates of the Series F Preferred in accordance with
Section 3.6.6(c) hereof.

               (c) Except as provided in Section 3.6.6(d), on or after the Series F Redemption Date, a holder of Series F Preferred requesting redemption of or otherwise required to redeem Series F Preferred set forth in the Series F Redemption Notice shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated by the Corporation, and thereupon the Series F Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If all the shares of Series F Preferred evidenced by a certificate are not redeemed, the Corporation shall on the Series F Redemption Date deliver to the owner a new certificate in the name of the owner for the unredeemed shares.

               (d) From and after the Series F Redemption Date, unless there shall have been a default in payment of the Series F Redemption Price, all rights of the holder requesting or required to accept redemption of the shares of Series F Preferred for which redemption has been requested (except the right to receive the Series F Redemption Price without interest upon surrender of their certificate or certificates) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to paragraphs 3.6.6(e) and 3.6.6(f), if the funds of the Corporation legally available for redemption of shares of Series F Preferred on the Series F Redemption Date are insufficient to redeem the total number of shares of Series F Preferred to be redeemed on such date, (i) those funds that are legally available shall be used to redeem the maximum possible number of shares ratably among the holders of such shares, (ii) the shares of Series F Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, until any subsequent redemption, and (iii) at any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series F Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

               (e) If and to the extent, not later than five (5) days prior to the Series F Redemption Date, the Corporation receives a Series A Redemption Notice pursuant to Section 3.1.6(c), a Series B Redemption Notice pursuant to
Section 3.2.6(a), a Series C Redemption

Notice pursuant to Section 3.3.6(a) a Series D Redemption Notice pursuant to
Section 3.4.6(a), or a Series E Redemption Notice pursuant to Section 3.5.6(a), the Series A Redemption Date (as defined in Section 3.1.6(c)), the Series B Redemption Date (as defined in Section 3.2.6(b)), the Series C Redemption Date (as defined in Section 3.3.6(b)), the Series D Redemption Date (as defined in
Section 3.4.6(b)) or the Series E Redemption Date (as defined in Section 3.5.6(b)), notwithstanding any contrary provision in Section 3.1.6(c), Section 3.2.6(b), Section 3.3.6(b), Section 3.4.6(b) or Section 3.5.6(b), shall be the same as the Series F Redemption Date (such date being the "Redemption Date")
                                                           ---------------
with respect to the shares of Series A Preferred designated for redemption in such Series A Redemption Notice, shares of Series B Preferred designated for redemption in such Series B Redemption Notice, shares of Series C Preferred designated for redemption in such Series C Redemption Notice, shares of Series D Preferred designated for redemption in such Series D Redemption Notice and shares of Series E Preferred designated for redemption in such Series E Redemption Notice.

               (f) Redemptions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred that occur, or would occur but for the absence of funds legally available therefor, on the same date shall be made, ratably in proportion to the amounts that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such Redemption Date are entitled to receive in respect of such redemption.

               3.6.7. Conversion.  (a)  Upon the earlier of (i) the consummation
                      ----------
of a Qualified IPO or (ii) for each of at least 20 consecutive trading days after an initial public offering of the Common Stock the aggregate market capitalization of the Free Common Stock is at least $25 million and the Common Stock has a Current Market Price of at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock), each share of Series F Preferred shall automatically be converted into a number of shares of Common Stock at the then effective Series F Conversion Ratio. In addition, (x) at the option of the holder of any Series F Preferred, such holder shall have the right, at any time and from time to time prior to or after the consummation of an initial public offering of the Common Stock, by written notice to the Corporation, to convert any and all shares of Series F Preferred owned by such holder at such time into a number of shares of Common Stock, at the then effective Series F Conversion Ratio, and (y) upon the election of holders of at least 51% of the then outstanding Series F Preferred either at a duly called shareholders meeting or by written consent, all of the outstanding Series F Preferred shall automatically convert into Common Stock at the then applicable conversion ratio for such stock.

               (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series F Preferred, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series F Preferred (including those issuable upon the occurrence of a Series F IPO Adjustment) into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all such shares of Series F Preferred.

               (c) The Series F Conversion Ratio shall be subject to adjustment from time to time as follows:

                    (i) In case the Corporation shall at any time or from time to time after the Series F Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Series F Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series F Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series F Preferred been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 3.6.7(g) applies.

                    (ii) Except with respect to Excluded Securities, if the Corporation shall, while there are any shares of Series F Preferred outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a Purchase Price (as defined in Section 3.6) less than the applicable Series F Conversion Price in effect immediately prior to such issuance or sale, then in each such case such applicable Series F Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such applicable Series F Conversion Price by a fraction:

                    (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Series F Conversion Price then in effect), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the applicable Series F Conversion Price in effect immediately prior to such issuance, and

                    (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the applicable Conversion Price then in effect), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                              The provisions of the foregoing paragraph as they
may apply to the Series F Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of holders of at least 60% of the then outstanding shares of Series F Preferred (voting as a separate class).

                    (iii)(A) For the purposes of Section 3.6.7(c)(ii), the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the applicable Series F Conversion Price if the Purchase Price (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the applicable Series F Conversion Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Except as provided in subparagraph (B) below, no adjustment of the applicable Series F Conversion Price shall be made under 3.6.7(c)(ii) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                         (B)  Should the Purchase Price of any such Common Stock
Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the applicable Series F Conversion Price will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Purchase Price of such securities, and (y) had the adjustments made to the applicable Series F Conversion Price since the date of issuance of such Common Stock Equivalents been made to such applicable Series F Conversion Price as adjusted pursuant to clause (A) immediately above. Any adjustment of the applicable Series F Conversion Price with respect to 3.6.7(c)(ii) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the applicable Series F Conversion Price effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                         (C)  The Purchase Price which may be received by the
Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                    (iv) For purposes of this Section 3.6.7(c), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock and/or Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Corporation in connection with the sale or issuance of shares of Common Stock (or Common

Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value.

                    (v) In addition to the other adjustments to the Series F Conversion Price contemplated by this Section 3.6.7, the Series F Conversion Price shall be adjusted from time to time as follows (collectively, the "Series
                                                                         ------
F Additional Adjustments" and each a "Series F Additional Adjustment"):
------------------------              ------------------------------

                           (A)  If the Corporation closes an initial public
offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation with an initial public offering price to the public of less than two times the Series F Conversion Price in effect immediately prior to such closing, the Series F Conversion Price in effect immediately prior to such closing (after making all other adjustments required to be made pursuant to this Section 3.6.7 prior to such closing) shall be reduced to an amount equal to fifty percent (50%) of such initial public offering price to the public, which reduction shall be deemed effective as of the closing of such public offering; and

                           (B)  If a Qualified IPO is not consummated before
July 31, 2000, the Series F Conversion Price shall be reduced to an amount equal to seventy-five percent (75%) of the Series F Conversion Price in effect as of the close of business on July 30, 2000 (after making all other adjustments required to be made pursuant to this Section 3.6.7 prior through such date), which reduction shall be deemed effective as of immediately after the close of business on July 30, 2000.

               (d) The issuance of certificates for shares of Common Stock upon conversion of the Series F Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series F Preferred which is being converted.

               (e) The Corporation will at no time close its transfer books against the transfer of any Series F Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Preferred, in any manner which interferes with the timely conversion of such Series F Preferred, except as may otherwise be required to comply with applicable securities laws.

               (f) If any event occurs as to which, in the opinion of the Corporation's Board of Directors, the provisions of this Section 3.6.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series F Preferred in accordance with the essential intent and principles of such provisions, the Corporation's Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the holders of the Series F Preferred.

               (g) If the Corporation shall be a party to any Transaction (but excluding (i) any Transaction for which provision for adjustment is otherwise made in this Section 3.6.7 and (ii) any Transaction that is deemed to be a liquidation for the purposes of Section 3.6.4), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series F Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series F Preferred would have been entitled upon such Transaction; and, in any such case, appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions set forth in this
Section 3.6.7 with respect to the rights and interest thereafter of the holders of the Series F Preferred, to the end that the provisions set forth in this
Section 3.6.7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series F Preferred. Except as provided in the Shareholders' Agreement, the Corporation shall not effect any Transaction (other than a consolidation or merger in which the Corporation is the continuing corporation) unless prior to or simultaneously with the consummation thereof the Corporation, or the successor corporation or purchaser, as the case may be, shall provide in its charter document that each share of Series F Preferred shall be converted into such shares of stock, securities or property as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this Section 3.6.7(g) shall similarly apply to successive Transactions.

               (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as has been approved by the holders of at least 50.1% of the then outstanding Series F Preferred voting as a class on an as-converted basis either at a duly called shareholders meeting or by written consent, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.6.7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred against impairment.

               (i) All calculations under this Section 3.6.7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be. Upon conversion of the Series F Preferred pursuant to this Section 3.6.7, the Corporation may pay cash based on the Series F Conversion Price in lieu of issuing fractional shares.

               3.6.8. Notice of Certain Events.  In case, at any time while any
                      ------------------------
shares of Series F Preferred are outstanding:

               (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

               (b) the Corporation shall authorize the issuance to the holders of its Common Stock as a class, of Common Stock Equivalents, or rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants;

               (c) the Corporation shall authorize any reorganization, reclassification or recapitalization of its Common Stock;

               (d) the Corporation shall authorize the consolidation or merger of the Corporation into or with any other person, the sale or transfer of a substantial portion of its capital stock, business or assets to another person, or any other similar business combination or transaction; or

               (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall promptly deliver to the transfer agent of the Series F Preferred and to each of the holders of shares of Series F Preferred at their last addresses as shown on the books of the Corporation, at least 15 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice describing such event and stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Any notice required to be given hereunder to the holders of shares of Series F Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, and such notice may be waived with respect to all of the outstanding Series F Preferred by the holders of a majority of the outstanding Series F Preferred.

               3.6.9.  Certain Remedies.  Any registered holder of Series F
                       ----------------
Preferred may proceed to protect and enforce its rights and the rights of any other holders of Series F Preferred with any and all remedies available at law or in equity.

               3.6.10. Protective Provisions.  So long as any shares of Series F
                       ---------------------
Preferred are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holder or holders of at least 50.1% of the then outstanding shares of Series F Preferred:

               (a) alter or change the rights, preference or privileges of the shares of Series F Preferred or otherwise amend the Certificate of Incorporation, in either case, whether by merger, consolidation or otherwise, so as to affect adversely the shares of Series F Preferred (provided, however, that the approval of the holders of Series F Preferred shall not be required for any alteration or change of the rights of such holders upon liquidation as set forth in Section 3.6.4 or redemption as set forth in Section 3.6.6 (including changes to the definition of Series F Liquidation Value) so long as similar changes are made to the terms of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred);

               (b) increase the authorized number of shares of Series F Preferred except to pay, or reserve for payment, upon a Series F PIK Election; or

               (c) except as provided by the Brinson Purchase Agreement, the Shareholders' Agreement or upon a Series F PIK Election, authorize the issuance of, issue, or sell any additional shares of Series F Preferred.

               3.6.11. Reports as to Adjustments.  Upon any adjustment of the
                       -------------------------
Series F Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in Section 3.6.7, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series F Preferred as shown on the books of the Corporation a copy of a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, with the original being delivered to the transfer agent for the Series F Preferred, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series F Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted pursuant to
Section 3.6.7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

               3.6.12. No Reissuance of Series F Preferred.  No share or shares
                       -----------------------------------
of Series F Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and without further corporate or stockholder action all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

               3.6.13. Definitions.  In addition to any other terms defined
                       -----------
herein, the following terms shall have the meanings indicated for purposes of this Section 3.6:

          "Purchase Price" has the meaning given that term in Section 3.3.14.

          "Series F Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series F Preferred is convertible pursuant to Section 3.6.7 and shall be determined by dividing (i) $2.13 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series F PIK Election) and stock combinations of the Series F Preferred, or pursuant to Section 3.6.7(g)) and, if applicable, a Series F IPO Adjustment pursuant to Section 3.6.7.(j)) by (ii) the Series F Conversion Price. The Series F Conversion Ratio shall initially equal one and shall be subject to adjustment as provided in paragraphs (c) and (j) of Section 3.6.7.

         "Series F Conversion Price" means, as of the Series F Issue Date, $2.13 and, thereafter is subject to adjustment for stock splits, reverse splits, stock dividends (other than a Series F PIK Election) and stock combinations of the Series F Preferred and as provided in Section 3.6.7. Notwithstanding the foregoing, the Series F Conversion Price shall not be less than the par value of one share of Common Stock.

          "Series F Issue Date" means the first date on which shares of Series F Preferred are issued.

          "Series F Liquidation Value" means the greater of (i) $2.13 (as adjusted for stock splits, reverse splits, stock dividends (other than a Series F PIK Election) and stock combinations, in each case of the Series F Preferred), for each share of Series F Preferred plus all accrued but unpaid dividends on the Series F Preferred or (ii) the per share amount that the holders of the Series F Preferred would have received upon liquidation if all shares of Series F Preferred had been converted to Common Stock immediately prior to such liquidation at the Series F Conversion Price then in effect, plus all accrued but unpaid dividends on the Series F Preferred.

          "Series F Stated Value" means $2.13 per share (as adjusted for stock splits, reverse splits, stock dividends (other than a Series F PIK Election) and stock combinations of the Series F Preferred or pursuant to Sections 3.6.3(a) (other than in respect of a Series F PIK Election) and 3.6.7(g)).

          3.7. Supermajority Vote.
               ------------------

               3.7.1 In addition to any affirmative vote of a holder of a class or series of capital stock of the Corporation required by law or this Certificate of Incorporation, except as set forth in the Shareholders' Agreement, the merger or consolidation of the Corporation with another corporation or entity, or the sale by the Corporation of substantially all of the Corporation's assets used or useful in its businesses, shall require the affirmative vote of the holders of at least 66-2/3% of the combined voting power of the Preferred Stock (voting on an as-converted basis) and the Common Stock, voting together as a single class. Such an affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or the Corporation's Board of Directors.

               3.7.2 The approval by the holders of a majority of the Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, each voting as a separate Class (as to the Common Stock) or Series (as to the Preferred Stock) is required prior to any stock split, reverse split or combination of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, or declaration or payment of any dividend or distribution thereon payable in the form of such preferred stock (other than with respect of a Series A PIK Election, Series B PIK Election, Series C PIK Election, Series D PIK Election, Series E PIK Election or Series F PIK Election). Any amendment to this Section 3.7.2 requires the approval by the holders of a majority of the Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, each voting as a separate Class (as to the Common Stock) or Series (as to the Preferred Stock).

          3.8. Spider.  The distribution of shares of the capital stock of
               ------
Spider Technologies, Inc. occurred pursuant to the Distribution Plan ("Distribution Plan") approved by the Corporation's Board of Directors on or
  -----------------
about October 26, 1999, and by the holders of a majority of each of the Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and more than 66-2/3% of the combined voting power of the Preferred Stock (voting on an as-converted basis) and the Common Stock, voting together as a single class, as of October 1, 1999. The Distribution Plan and the actions contemplated thereby shall not constitute a dividend, distribution, dissolution, winding up, liquidation, recapitalization, reclassification, reorganization, sale or transfer of a substantial portion of the Corporation's capital stock, business or assets, or any similar business combination or transaction, an issuance or sale of its capital stock or a Common Stock Equivalent, subscription right, or warrant, event permitting the exercise of preemptive or similar rights, a Transaction, a Stock Adjustment, or cause any adjustment in the Series A Original Purchase Price, Series A Liquidation Value, Series A Conversion Price, Series A Redemption Price, Series B Stated Value, Series B Liquidation Value, Series B Redemption Price, Series B Conversion Ratio, Series B Conversion Price, Series C Stated Value, Series C Liquidation Value, Series C Redemption Price, Series C Conversion Ratio, Series C Conversion Price, Series D Stated Value, Series D Liquidation Value, Series D Redemption Price, Series D Conversion Ratio, Series D Conversion Price, Series E Stated Value, Series E Liquidation Value, Series E Redemption Price, Series E Conversion Ratio, or Series E Conversion Price, Series F Stated Value, Series F Liquidation Value, Series F Redemption Price, Series F Conversion Ratio, or Series F Conversion Price, or otherwise result in the application of any term hereof or of the Series NB Warrant, or require any notice to any holder of capital stock of the Corporation except as given. The provisions of this Amended and Restated Certificate of Incorporation fully address each matter, adjustment or notice which may otherwise have been affected by or resulted in the application of any term of this, or the preceding, Amended and Restated Certificate of Incorporation; provided that the definition of "Fair Market Value" shall take into account the fact that Spider Technologies, Inc. is, as of the distribution pursuant to the Distribution Plan, no longer an asset of the Corporation and hence not a component of determining Fair Market Value. Further, a holder of the Corporation's capital stock or Series NB Warrant shall not be entitled (in respect of such capital stock or Series NB Warrant) to receive capital stock or other securities of Spider Technologies, Inc. except as provided in the Distribution Plan.

          3.9   Liquidation Preference Notice.  The Shareholders' Agreement may
                -----------------------------
contain provisions whereby holders of the Corporation's capital stock subject thereto have agreed in certain circumstances to vote their shares to reduce or increase the amounts receivable by holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred upon a liquidation or redemption, all as further set forth therein. This Section is set forth solely as a matter of notice, does not grant any person any rights, does not alter any provision of the Shareholders' Agreement (including the consents required for amendment, modification, waiver or termination thereof), and does not expressly or impliedly create any obligation to amend this provision to reflect any amendment, modification, waiver or termination of the Shareholders' Agreement.

          3.10. References.  All Section references in this Article IV are to
                ----------
Sections of this Article IV unless otherwise expressly stated.

                                   ARTICLE V

          Election of directors need not be by written ballot unless required by the Corporation's by-laws. In furtherance and not in limitation of the power conferred upon the Corporation's Board of Directors by law, the Corporation's Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time by-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Corporation's Board of Directors.

                         Notwithstanding any other provisions of this
Certificate, if the consolidated financial statements of the Corporation for the twelve month period ending March 31, 2001, do not report a positive number for earnings before taxes and before amortization of goodwill in respect of companies or operations acquired by the Corporation or its subsidiaries after January 1, 1998, (utilizing the same accounting principles, standards and assumptions as in effect on May 5, 1998 and excluding the effects of (i) performance based compensation paid to executives of companies or operations acquired by the Corporation or its subsidiaries in an amount (which may be all or a part of such compensation) as determined by the audit committee of the Corporation prior to the time of signing of the letter of intent or the term sheet for the acquisition, and (ii) such similar or other charges and costs as the Corporation's Board of Directors, Conning and Beacon may agree in writing are appropriate in respect of a particular purchase of a business, and (iii) accounting charges in respect of stock options, including repriced options, if such option or repricing was approved by the Corporation's Board of Directors, then from and after the date of such financial statements (regardless of whether the Corporation subsequently reports a positive such number with respect to any subsequent fiscal year), action of the Corporation's Board of Directors shall require twelve affirmative votes, and (A) each Beacon Director (as defined in the Shareholders' Agreement) shall be entitled to cast three votes, (B) each Conning Director (as defined in the Shareholders' Agreement) shall be entitled to cast three votes, (C) each other director shall be entitled to cast one vote, and (D) the Beacon Directors and Conning Directors will use good faith efforts to exercise their voting rights together.

                                  ARTICLE VI

     1.   Indemnification of Directors and Officers.  The Corporation shall
          -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, pension, profit sharing and other benefit plans), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2.   Derivative Actions.  The Corporation shall indemnify any person who
          ------------------
was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     3.   Indemnification in Certain Cases.  To the extent that a director,
          --------------------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4.   Procedure.  Any indemnification under Sections 1 and 2 of this Article
          ---------
VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum of the Corporation's Board of Directors, or (b) if there are no such directions, or, even if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

     5.   Advances for Expenses.  Expenses (including attorneys' fees) incurred
          ---------------------
by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expense (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     6.   Rights Not-Exclusive.  The indemnification and advancement of expenses
          --------------------
provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     7.   Insurance.  The Corporation shall have power to purchase and maintain
          ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

     8.   Definition of Corporation.  For purposes of this Article VI,
          -------------------------
references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to such constituent corporation if its separate existence had continued.

     9.   Construction.  For purposes of this Article VI, references to "other
          ------------
enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

     10.  Survival of Rights.  The indemnification and advancement of expenses
          ------------------
provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No subsequent amendment of this Article VI shall diminish the rights hereunder of any director or officer with respect to any action taken or claim made prior to such amendment.

                                  ARTICLE VII

          No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article VII is in effect shall be deemed to be doing so in reliance on the provisions of this Article VII, and neither the amendment or repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this
Article VII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article VII are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article VII, all references to a director shall also be deemed to refer to any person or persons, if any, who, pursuant to a provision of this Amended and Restated Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Corporation's Board of Directors.

                                 ARTICLE VIII

          The Corporation hereby elects pursuant to Section 203(b)(3) not to be governed by Section 203(a) of the GCL.

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          IN WITNESS WHEREOF, Intek Information, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 19th day of November, 1999.

                                        INTEK INFORMATION, INC.


                                        By: /S/ TIMOTHY C. O'CROWLEY
                                            ----------------------------------
                                            Timothy C. O'Crowley, President

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